As filed with the Securities and Exchange Commission on August 1, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SJ ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

3679
(Primary Standard Industrial Classification Code Number)

87-0530644
(IRS Employer Identification No.)

5F, No.166, Sinhu 2nd Road
Neihu District, Taipei City 114
Taiwan
011-8862-8791-8838
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, Nevada 89511
(775) 688-3061
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Darren L. Ofsink, Esq.
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor,
New York, NY 10022

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $.001 per share	5,850,215	$2.25	(2)	$13,455,495	(2)	$517
Common stock, par value $.001 per share, underlying 15% Notes (3)	4,461,533	$2.25	(4)	$10,261,526	(4)	$395
Common stock, par value $.001 per share, underlying Warrants (5)	3,146,154	$2.25	(5)	$7,236,154	(5)	$278
Total	13,457,902	$2.25		$30,953,175		$1,216.46

(1)  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  The registration fee is calculated pursuant to Rule 457(c). Our common stock is quoted under the symbol "SJEL.OB" on the Over-the-Counter Bulletin Board (“OTCBB”) administered by the Financial Industry Regulatory Authority (“FINRA”). As of July 29, 2008, the last reported bid price was $2.00 per share and the last reported asked price was $2.50 per share. The average of the bid and asked price was $2.25 per share. Accordingly, the registration fee is $1,190 based on $2.25 per share.

(3)  Represents shares of common stock issuable to certain of the selling stockholders upon conversion of the 15% Senior Secured Convertible Notes due 2009 (the “15% Notes”).

(4)  In accordance with Rule 457(g), the registration fee for these shares was calculated based upon a price which represents the highest of (i) the price at which the 15% Notes may be converted; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(5)  Represents shares of common stock issuable upon exercise of warrants held by certain of the selling stockholders. In accordance with Rule 457(g), the registration fee for these shares is calculated upon a price which represents the highest of (i) the price at which the warrants may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 1, 2008
PRELIMINARY PROSPECTUS
SJ ELECTRONICS, INC.
13,457,902 Shares of Common Stock
Offered by Selling Stockholders

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 13,457,902 shares of our common stock comprising:

-	4,461,533 shares of common stock that the selling stockholders may acquire upon conversion of our 15% Senior Secured Convertible Notes due 2009 (the “15% Notes”);

-	5,850,215 shares of common stock;

-	2,250,000 shares of common stock issuable to the selling stockholders upon exercise of our warrants;

-	896,154 shares of common stock issuable to the selling stockholders upon exercise of the placement agent warrants.

The selling stockholders may sell all or any portion of their shares of common stock in one or more transactions on the over-the-counter market or in privately negotiated transactions. Each selling stockholder will determine the prices at which it sells its shares. Although we will incur expenses in connection with the registration of the common stock, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. Under the terms of the warrants cashless exercise is permitted if the resale of the warrant shares by the holder is not covered by an effective registration statement at any time following the date of issuance of the warrants. We will receive cash proceeds of $1,125,000 if the warrants are exercised. We will receive cash proceeds of $1,030,000 if the placement agent warrants are exercised. Thus, we will receive total cash proceeds of $2,155,000 ($1,125,000 plus $1,030,000) if all the warrants currently issued and outstanding are exercised. We cannot assure you that the warrants will be exercised for cash or at all.

Our common stock is quoted on the Over-the-Counter Bulletin Board overseen by FINRA (the “OTCBB”) under the symbol “SJEL.OB.” On July 29, 2008, the last reported sale price of our common stock quoted on the OTCBB was $2.50 per share.

There is no established trading market for our common stock. We cannot give you any assurance that an established trading market in our common stock will develop, or if such a market does develop, that it will continue.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 19 for a discussion of certain risk factors that you should consider. You should read the entire prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

 The date of this prospectus is             , 2008

TABLE OF CONTENTS

Prospectus Summary	3
Certain Disclosure Regarding Conversion of Notes and Exercise of Warrants	10
Risk Factors	19
About This Prospectus	33
Cautionary Note Regarding Forward-Looking Statements and Other Information Contained in this Prospectus	34
Currency, Exchange Rate, and other References	35
Selling Stockholders	35
Plan of Distribution	42
Use of Proceeds	45
Business	46
Properties	62
Management's Discussion and Analysis of Financial Condition and Results of Operations	63
Market Price of and Dividends on our Common Equity and Related Stockholder Matters	77
Security Ownership of Certain Beneficial Owners and Management	79
Directors and Executive Officers	82
Executive Compensation	85
Certain Relationships and Related Transactions	89
Legal Proceedings	89
Description of Securities to be Registered	90
Legal Matters	91
Experts	91
Interests of Named Experts and Counsel	91
Changes in and Disagreements with Accountants	92
Financial Statements	93
Where You Can Find More Information	93
Disclosure of Commission Position on Indemnification For Securities Act Liabilities	94

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" and the consolidated financial statements and the related notes before making an investment decision. Except as otherwise specifically stated or unless the context otherwise requires, the “Company,” we," "our" and "us" refers collectively to:

(i)	SJ Electronics, Inc. (“SJEL”) formerly known as Acheron, Inc.;
(ii)	Shing Mei Enterprises Ltd. (“Shing Mei”), a wholly-owned subsidiary of SJEL and a corporation organized under the laws of Samoa;
(iii)	Xujun Electronic (Ganzhou) Co., Ltd, a wholly-owned subsidiary of Shing Mei and a limited liability company organized under the laws of the PRC;
(iv)	Guangxi Hezhou XU JUN Electronics Co., Ltd., a wholly-owned subsidiary of Shing Mei and a limited liability company organized under the laws of the PRC;
(v)	FuChuan Xujun Science and Technology Electronics Co., Ltd., a wholly-owned subsidiary of Shing Mei and a limited liability company organized under the laws of the PRC;
(vi)	S.J. Electronics Technology (Shenzhen) Co., Ltd., a wholly-owned subsidiary of Shing Mei and a limited liability company organized under the laws of the PRC;
(vii)	S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd., a wholly-owned subsidiary of Shing Mei and a limited liability company organized under the laws of the PRC.

The Company

Business Overview

The Company, through its subsidiaries, is an international designer, developer and manufacturer of computer components including connectors, wire harness and cable assemblies. Initially, the Company was primarily engaged in the production of connector cables, and has subsequently expanded its manufacturing capability to include cable assemblies and connectors and related computer components. The Company specializes in the manufacturing and sales of computer, communication and consumer electronic (3C) power components, including information technology (IT) communications cables, computer & IT appliance power supply cable sets and IT communications signal cable sets.

For more information about our business you should read the section entitled “Business”.

Our total sales for 2007 were $56,355,689, an increase of $14,093,177, or 33.4%, compared to total sales of $42,262,512 for 2006. For the first quarter of 2008 our total sales were $12,961,563, an increase of $2,123,238, or 19.6%, compared to total sales of $10,838,325 for the first quarter of 2007.

History of the Company

We are a Nevada corporation organized on June 23, 1994 as Harvest E-xpress.  On May 1, 1997, we changed our name to HLS (USA), Inc. On April 13, 2006, we changed our name to Acheron, Inc. Originally, our business was grain cutting and custom machine hire.  We did not succeed in this business and began seeking another opportunity.

Reverse Acquisition

On February 13, 2008 we acquired Shing Mei Enterprises Ltd. (“Shing Mei”) by entering into a reverse merger transaction. In the reverse merger, pursuant to a Securities Exchange Agreement (the “Exchange Agreement”) we acquired all of the equity of Shing Mei, a Samoa corporation engaged in the business of manufacturing computer components, in exchange for issuing 15,000,000 shares of common stock, representing approximately 68% of our outstanding common stock, to the owner of Shing Mei. Under the Exchange Agreement, we also issued to a number of accredited investors who previously had provided bridge financing to Shing Mei, 3,698,937 shares of our common stock in exchange for the 10% Secured Convertible Notes (the “10% Notes”) of Shing Mei, and we issued warrants to purchase 2,250,000 shares of our common stock at $1.00 per share in exchange for warrants of Shing Mei issued to the investors in the 10% Notes. In addition, we issued to Primary Capital, LLC a total of 1,828,222 shares of our common stock in compensation for fees and expenses paid by Primary Capital, LLC on behalf of SJ Electronics, Inc. and for merger, acquisition and investment banking advisory services rendered, and we issued warrants to purchase 450,000 shares of our common stock in exchange for the warrants of Shing Mei issued to Primary Capital, LLC in connection with the sale of the 10% Notes. We agreed to include the shares issued or issuable pursuant to the Exchange Agreement in a registration statement for the resale of any securities to be issued in a subsequent financing. We also agreed to include in such registration statement the shares issued or issuable upon exercise of the warrant to the placement agent.

Beginning February 13, 2008, we have been engaged, through our wholly-owned subsidiary Shing Mei, in manufacturing of computer components including connectors, wire harness and cable assemblies in PRC. We serve as a holding company for Shing Mei and have no operations other than the operations of Shing Mei. On March 20, 2008 we changed our name to SJ Electronics, Inc.

Recent Developments

On May 15, 2008 we entered into  a Note Purchase Agreement (the “Note Purchase Agreement”) to sell to certain accredited investors and to certain non-US persons our 15% Senior Secured Convertible Notes Due 2009 (the “15% Notes”) at closings to occur on or before July 31, 2008. On May 15, 2008 the first closing under the Note Purchase Agreement took place at which we sold to certain investors and to non-US persons 15% Notes in the aggregate principal amount of $2,950,000. On May 30, 2008 the second closing under the Note Purchase Agreement took place at which we sold to certain investors and to non-US persons 15% Notes in the aggregate principal amount of $700,000. On June 10, 2008 the third and the final closing under the Note Purchase Agreement took place at which we sold to certain investors and to non-US persons 15% Notes in the aggregate principal amount of $2,150,000. The aggregate principal amount of the 15% Notes sold at all three closings under the Note Purchase Agreement was $5,800,000.

Each of the 15% Notes mature one year after the date of issuance thereof. The outstanding principal of the 15% Notes accrue interest at the rate of 15% per annum. All accrued interest on such 15% Notes is payable at maturity. Each 15% Note is convertible into shares of our common stock, par value $0.001 per share (the “Common Stock”) at a conversion price equal to $1.30 per share, subject to adjustments (the “Conversion Price”). Under the Note Purchase Agreement, if the Company’s “pre-tax income” for the year ended December 31, 2008 is less than $10,000,000, then the Conversion Price will be reduced by the percentage shortfall, up to a maximum of $0.65 per share (the “Performance Adjustment”). After any reductions to the Conversion Price made under this provision the Conversion Price will not be less than $0.65 per share. In the event of a conversion, accrued interest shall be automatically converted into Common Stock. In addition, we have the right to prepay the entire outstanding principal due under the 15% Notes upon certain conditions, including, but not limited to, that no event of default has occurred or is continuing at the time we elect to prepay. We also issued warrants to purchase 446,154 shares of Common Stock to Primary Capital, LLC in connection with the sale of the 15% Notes. Such warrants have an exercise price of $1.30 per share subject to adjustments. The 446,154 warrants contain the same Performance Adjustment provisions as the 15% Notes. Upon the Performance Adjustment of the exercise price, the number of shares issuable upon exercise of the 446,154 warrants will also be adjusted to become the product determined by dividing the combined exercise price of the warrants ($580,000, which is 446,154 times $1.30) by the adjusted exercise price, which equals 892,307 shares at the exercise price of $0.65 per share. We agreed to file with the SEC a registration statement within 45 days of the last closing date (i.e., June 10, 2008) to register for resale the shares of Common Stock issuable upon conversion of the 15% Notes and to cause that registration statement to be declared effective by the earlier to occur of (i) 180 days after the last closing date, or (ii) the fifth trading day following the day we receive notice from the SEC that the initial registration statement will not be reviewed or is no longer subject to further review and comments. We also agreed to include in such registration statement the shares issuable upon exercise of the warrant issued to Primary Capital, LLC in connection with the sale of the 15% Notes.

Employees

As of July 29, 2008, we had 4,500 employees, all of whom are full-time employees. 3,950 of our employees work in manufacturing.

Executive Offices

Our executive offices are located at 5F, No.166, Sinhu 2nd Road, Neihu District, Taipei City 114, Taiwan and our telephone number is 011-8862-8791-8838.

The Offering

Offering by Selling Stockholders

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 13,457,902 shares of our common stock including:

-	4,461,533 shares of common stock that the selling stockholders may acquire upon conversion of the 15% Notes;

-	5,850,215 shares of common stock;

-	2,250,000 shares of common stock issuable to the selling stockholders upon exercise of our warrants;

-	896,154 shares of common stock issuable to the selling stockholders upon exercise of the warrants issued to Primary Capital, LLC (the “Placement Agent Warrants”).

The shares being registered may be offered for sale by the selling stockholders from time to time. No shares are being offered for sale by the Company.

Common stock outstanding prior to Offering	21,984,215

Common stock offered by the Company	0

Total shares of common stock offered by selling stockholders	13,457,902 (representing approximately 61% of the shares of common stock currently outstanding).

Common stock to be outstanding after the offering (assuming conversion of the 15% Notes, and exercise of all of the warrants).	29,591,902 shares.

Total dollar value of common stock being registered
The closing market price for the common stock on June 10, 2008, the date of the last closing of the sale of the 15% Notes in the private placement was $2.25. Using this value, the dollar value of the 13,457,902 shares of common stock (including the shares underlying the 15% Notes and all the warrants) being registered was $30,280,280. The closing market price for the common stock on July 29, 2008 was $2.50. Using this value, the total dollar value of the 13,457,902 shares of common stock (including shares underlying the 15% Notes and all the warrants) being registered is $33,644,755.

Use of Proceeds
We will not receive any of the proceeds from the sales of the shares by the selling stockholders. To the extent the warrants and the placement agent warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. Under the terms of the warrants, cashless exercise is permitted if the underlying shares have not been registered at any time following the date of issuance of the warrants. We will receive cash proceeds of $1,125,000 if the warrants are exercised. We will receive cash proceeds of $1,030,000 if the Placement Agent Warrants are exercised. Thus, we will receive total cash proceeds of $2,155,000 ($1,125,000 plus $1,030,000) if all the warrants currently issued and outstanding are exercised. We intend to use any cash proceeds received from the exercise of the warrants for working capital and other general corporate purposes. We cannot assure you that any of those warrants will ever be exercised for cash or at all.

Our OTC Bulletin Board Trading Symbol	SJEL.OB

Risk Factors	See "Risk Factors" beginning on page 19 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

CERTAIN DISCLOSURE REGARDING CONVERSION OF NOTES AND EXERCISE OF WARRANTS

The closing market price for our common stock on July 29, 2008 was $2.50 per share. Using this market price per share, the maximum aggregate dollar value of the 4,461,533 shares of common stock underlying the 15% Notes that we are registering for resale is $11,153,833 (4,461,533 times $2.50)

The maximum aggregate dollar possible profit on the 4,461,533 shares of common stock to be issued by us on payment of the principal due on the 15% Notes that we have registered for resale is $1.30 per share or $5,800,000 in the aggregate. This number represents the 48% discount ($1.20) to the market price per share ($2.50) on July 29, 2008. Under the terms of the 15% Notes if our “pre-tax income” for the year ended December 31, 2008 is less than $10,000,000, then the Conversion Price will be reduced by the percentage shortfall, up to a maximum of $0.65 per share (the “Performance Adjustment”). After any reductions to the Conversion Price made under this provision the Conversion Price will not be less than $0.65 per share. $0.65 represents a 74% discount ($1.85) to the market price per share ($2.50) on July 29, 2008.

The following is a table disclosing the dollar amount of each payment required to be made by us to selling stockholders (or any affiliate of a selling stockholder) in connection with the private placement of the 15% Notes excluding related interest payments disclosed in a separate table below. There are no other persons with whom any selling stockholder has a contractual relationship regarding the transactions.

Gross proceeds from issuance of the convertible notes:	$5,800,000
Payments in connection with the transaction that we made:
Placement Agent’s fee (1)	$580,000
Placement Agent’s warrants (1)	$423,846
Liquidated Damages payable under Note Purchase Agreement (2)	$580,000
Interest Payments (3)	$870,000
Professional fees	$90,000
Filing, printing and shipping fees	$2,000
Total Payments made by us:	$2,545,846
Net proceeds to us:	$3,254,154

(1)  Under the engagement agreement between Shing Mei and Primary Capital, LLC (“PC”), the Company paid PC a transaction fee of $580,000 at the closing of the transaction and issued PC five year warrants to purchase 446,154 shares of common stock with an exercise price of $1.30 per share. We have valued the 446,154 warrants for purposes of this table using their “intrinsic value” i.e. the difference between the aggregate strike price of $580,000 and the aggregate fair market value of $1,003,846 based on the closing price of $2.25 on June 10, 2007 (the date of issue), which amounts to $423,846.

(2) Under the terms of that certain Note Purchase Agreement pursuant to which the 15% Notes were sold and issued (the “Note Purchase Agreement”), we are required, among other things, to use our commercially reasonable best efforts to file this Registration Statement not later than 45 days after the last closing date (which was June 10, 2008) and to have this registration statement declared effective on the earlier occur of

•	180 days after the filing date (which was August 1, 2008); or

•
the fifth business day following the day we receive notice from the SEC that the SEC has determined that the registration statement is eligible to be declared effective without further comments by the SEC.

Under the terms of the Note Purchase Agreement, we also agreed, as soon as reasonably practicable following the date on which we are permitted by then current SEC guidance to file a subsequent registration statement, to use our commercially reasonable best efforts to file a subsequent registration statement covering 100% of the remaining registrable securities (or such lesser number as the SEC deems appropriate). We have agreed to continue this process until such time as all of the registrable securities have been registered.

Our failure to meet this schedule and other timetables provided in the Note Purchase Agreement could result in the imposition of liquidated damages, which are payable through cash payments at the rate of 1.0% per month of the principal amount of the 15% Notes at the time outstanding, capped at 10% of the principal amount of the 15% Notes at the time outstanding or $580,000 as of the date of issuance of the 15% Notes. As of the date of this prospectus we were delinquent by 6 days in meeting our obligations to file this registration statement within the time limit set forth in the Note Purchase Agreement and are required to pay liquidated damages in the amount of $11,598. We have no way of knowing whether we will be required to pay some or any of the remaining portion of the total amount of $580,000.

(3) The following is a table disclosing the interest payments required to be made to the selling stockholders during the life of the convertible notes.

Date	Interest Payment Amount
05/15/2009	$442,500.00
05/30/2009	$105,000.00
06/10/2009	$322,500.00
Total Interest Payments:	$870,000.00

The net proceeds to us from the sale of the 15% Notes were $3,254,154. This amount includes the payment of fees, including professional fees, placement agent’s fees, interest payments and filing, printing and shipping fees, associated with the sale and issuance of the 15% Notes.

The following is a table disclosing the aggregate amount of possible profit which could have been realized by the selling stockholders if they had converted the 15% Notes at the conversion discount on the date of issuance and sold the underlying common stock on such date.

The conversion price of the 15% Notes of $1.30 per share at the time of issuance represented a discount of:

-	$1.20 to the price of $2.50 which was the market price for our common stock at the first closing on May 15, 2008;
-	$1.20 to the price of $2.50 which was the market price for our common stock at the second closing on May 30, 2008; and
-	$0.95 to the price of $2.25 which was the market price for our common stock at the third closing on June 10, 2008.

Under the Note Purchase Agreement, if our “pre-tax income” for the year ended December 31, 2008 is less than $10,000,000, then the Conversion Price will be reduced by the percentage shortfall, up to a maximum of $0.65 per share (the “Performance Adjustment”) After any reductions to the conversion price made under this provision the conversion price will not be less than $0.65 per share.

The conversion price of the 15% Notes of $0.65 per share at the time of issuance represented a discount of:

-	$1.85 to the price of $2.50 which was the market price for our common stock at the first closing on May 15, 2008;
-	$1.85 to the price of $2.50 which was the market price for our common stock at the second closing on May 30, 2008; and
-	$1.60 to the price of $2.25 which was the market price for our common stock at the third closing on June 10, 2008.

	Closings
	05/15/2008		05/30/2008	06/10/2008
Market price per share of common stock underlying the 15% Notes		$2.50	$2.50	$2.25
Conversion price per share of common stock underlying the 15% Notes		$1.30	$1.30	$1.30
Conversion price per share of common stock underlying the 15% Notes (after Performance Adjustment)		$0.65	$0.65	$0.65
Total shares of common stock underlying the 15% Notes		2,269,229	538,461	1,653,844
Combined market price of the total number of shares at each closing underlying the 15% Notes using market price		$5,673,072	$1,346,151	$3,721,149
Combined conversion price of shares underlying the 15% Notes (at $1.30)		$2,949,997	$699,999	$2,149,997
Combined conversion price of shares underlying the 15% Notes (after Performance Adjustment)		$1,474,999	$349,999	$1,074,999
Total possible discount to market price at time of issuance (at $1.30)		$2,723,075	$646,153	$1,571,152
Total possible discount to market price at time of issuance (after Performance Adjustment)		$4,198,073	$996,152	$2,646,151
Total possible discount to market price at time of issuance (at $1.30) for all three closings	$		4,940,379
Total possible discount to market price at time of issuance (after Performance Adjustment) for all three closings	$		7,840,376

The following is a table disclosing the aggregate amount of possible profit which could have been realized by the selling stockholders if they had converted the 15% Notes at the conversion discount on July 29, 2008 and sold the underlying common stock. On July 29, 2008 the closing market price for our common stock was $2.50 per share.

Market price per share of common stock underlying the 15% Notes:	$2.50
Conversion price per share of common stock underlying the 15% Notes	$1.30
Conversion price per share of common stock underlying the 15% Notes (after Performance Adjustment)	$0.65
Total shares of common stock underlying the 15% Notes	4,461,533
Combined market price of the total number of shares underlying the 15% Notes using market price	$11,153,833
Combined conversion price of shares underlying the 15% Notes (at $1.30)	$5,800,000
Combined conversion price of shares underlying the 15% Notes (after Performance Adjustment)	$2,900,000
Total premium if all 15% Notes were converted at $1.30 and sold at market on July 29, 2008	$5,353,840
Total premium if all 15% Notes were converted at $0.65 and sold at market on July 29, 2008	$8,253,836

Warrants

Warrants: 2,250,000 shares of common stock are issuable upon exercise of the warrants. The warrants have a five year term and have an exercise price of $1.00 per share (subject to adjustment). The initial exercise price represented a discount of $1.25 per share to the $2.25 market price of our common stock on February 13, 2008, the date of issuance. As of July 29, 2008, the closing price for the common stock was $2.50.

Primary Capital, LLC Warrants (the “Placement Agent’s Warrants”): 896,154 shares of common stock are issuable upon the exercise of the Placement Agent’s Warrants to purchase our common stock. Of those warrants, the warrants to purchase 450,000 shares of our common stock have an exercise price of $1.00 per share (subject to adjustment) and represent a discount of $1.25 to the $2.25 market price for our common stock on February 13, 2008, the date of issuance. The warrants to purchase 446,154 shares of our common stock have an exercise price of $1.30 per share (subject to adjustment) and represent a discount of $0.95 to the $2.25 market price for our common stock on June 10, 2008, the date of issuance. Under the terms of the 446,154 warrants if the “pre-tax income” for the year ended December 31, 2008 is less than $10,000,000 then the exercise price will be reduced by the percentage shortfall, up to a maximum of $0.65 per share (the “Performance Adjustment”). After any reductions to the exercise price made under this provision the exercise price will not be less than $0.65 per share. Upon the Performance Adjustment of the exercise price, the number of shares issuable upon exercise of the 446,154 warrants will also be adjusted to become the product determined by dividing the combined exercise price of the warrants ($580,000, which is 446,154 times $1.30) by the adjusted exercise price of $0.65 per share, which equals 892,307 shares. As of July 29, 2008, the closing price for the common stock was $2.50.

The following is a table disclosing the aggregate amount of possible profit which could be realized by the selling stockholders (or its affiliates) as a result of any exercise price discounts for the common stock underlying the warrants. The only warrants, options, notes or other securities of the issuer that are held by the selling stockholders or any of their affiliates are the 15% Notes, the warrants issued to the selling stockholders in exchange for warrants issued by Shing Mei and the placement agent’s warrants that were issued in connection with the issuance and sales of the 15% Notes and in exchange for the placement agent’s warrants issued by Shing Mei.

	02/13/2008	06/10/2008
Market price of common stock underlying warrants on the date of issuance of warrants, per share	$2.25	$2.25
Exercise price per share: Warrant	$1.00	$1.30
Exercise price per share: Placement Agent’s Warrant	$1.00	$1.30
Exercise price per share: Placement Agent’s Warrant (after Performance Adjustment)	-	$0.65
No. of shares issuable under Warrants	2,250,000	-
No. of shares issuable under Placement Agent’s Warrants	450,000	446,154
No. of shares issuable under Placement Agent’s Warrants (after Performance Adjustment)	-	892,308
Market price on date of issuance of total number of shares underlying Warrants	$5,062,500	$-
Market price on date of issuance of total number of shares underlying Placement Agent’s Warrant	$1,012,500	$1,003,847
Market price on date of issuance of total number of shares underlying Placement Agent’s Warrant (after Performance Adjustment)	-	$2,007,692
Combined exercise price of Warrants	$2,250,000	$-
Combined exercise price of Placement Agent’s Warrant	$450,000	$580,000
Combined exercise price of Placement Agent’s Warrant (after Performance Adjustment)	-	$580,000
Total discount to market price on date of issuance: Warrant	$2,812,500	$-
Total discount to market price on date of issuance: Placement Agent’s Warrant	$562,500	$423,847
Total discount to market price on date of issuance: All Warrants	$3,375,000	$423,847
Total discount to market price on date of issuance: Placement Agent’s Warrant (after Performance Adjustment)	-	$1,427,692
Total discount to market price on date of issuance: All Warrants including Placement Agent’s Warrant after Performance Adjustment	$3,375,000	$1,427,692
Total discount to market price on date of issuance: All Warrants including Placement Agent’s Warrants combined for February 13, 2008 and June 10, 2008	$3,236,347
Total discount to market price on date of issuance: All Warrants including Placement Agent’s Warrants (after Performance Adjustment) combined for February 13, 2008 and June 10, 2008	$4,802,692

The following table shows the possible premium to market price based on the market price on August 1, 2008 which was $2.50 per share.

Market price per share of underlying shares of common stock	$2.50
Exercise price per share: Warrants	$1.00
Exercise price per share: Placement Agent’s Warrant (issued on February 13, 2008)	$1.00
Exercise price per share: Placement Agent’s Warrant (issued on June 10, 2008)	$1.30
Exercise price per share: Placement Agent’s Warrant (issued on June 10, 2008) (after Performance Adjustment)	$0.65
No. of shares issuable under Warrants	2,250,000
No. of shares issuable under Placement Agent’s Warrant (issued on February 13, 2008)	450,000
No. of shares issuable under Placement Agent’s Warrant (issued on June 10, 2008) (after Performance Adjustment)	892,308
Market price of total number of shares underlying Warrants	$5,625,000
Market price of total number of shares underlying Placement Agent’s Warrant (issued on February 13, 2008)	$1,125,000
Market price of total number of shares underlying Placement Agent’s Warrant (issued on June 10, 2008)	$1,115,385
Market price of total number of shares underlying Placement Agent’s Warrant (issued on June 10, 2008) (after Performance Adjustment)	$2,230,770
Combined exercise price under Warrants	$2,250,000
Combined exercise price under Placement Agent’s Warrant (issued on February 13, 2008)	$450,000
Combined exercise price under Placement Agent’s Warrant (issued on June 10, 2008)	$580,000
Combined exercise price under Placement Agent’s Warrant (issued on June 10, 2008) (after Performance Adjustment)	$580,000
Total premium if Warrants exercised and sold at market price on July 29, 2008	$3,375,000
Total premium if Placement Agent’s Warrant (issued on February 13, 2008) exercised and sold at market on July 29, 2008	$675,000
Total premium if Placement Agent’s Warrant (issued on June 10, 2008) exercised and sold at market on July 29, 2008	$535,385
Total premium if all warrants exercised and sold at market on July 29, 2008	$4,585,385
Total premium if Placement Agent’s Warrant (issued on June 10, 2008) exercised at $0.65 and sold at market on July 29, 2008	$1,650,770
Total premium if all warrants exercised (including June 10, 2008 Placement Agent’s Warrant exercised at $0.65) and sold at market on July 29, 2008	$5,700,770

The following is a table disclosing (i) the gross proceeds paid to us in connection with the financing transaction, (ii) the payments required to be made by us, (iii) the resulting net proceeds and (iv) the aggregate potential profit realizable by the selling stockholders as a result of discounts to the market price on the date of issuance relating to the conversion price of the 15% Notes and the exercise price of the warrants:

	Amount	% of Net Proceeds
Gross proceeds paid to us:	$5,800,000	-
All payments required to be made by us:	$2,545,846	-
Net proceeds to us:	$3,254,154	100%
Combined total possible profit assuming conversion of the 15% Notes at $1.30 and resale of the 4,461,533 shares underlying the 15% Notes at the market price at time of issuance	$4,940,379	152%
Combined total possible profit assuming conversion of the 15% Notes at $0.65 and resale of the 4,461,533 shares underlying the 15% Notes at the market price at time of issuance	$7,840,376	241%
Combined total possible profit as a result of discounted exercise price of the warrants (including exercise of June 10, 2008 Placement Agent’s warrants at $1.30) on the date of issuance	$3,236,347	99%
Combined total possible profit as a result of discounted exercise price of the warrants (including exercise of June 10, 2008 Placement Agent’s warrants at $0.65) on the date of issuance	$4,802,692	148%

The following table shows the total possible profit as a result of the conversion of the 15% Notes at the conversion price and the exercise of the warrants at the exercise price as compared to the market price of the Common Stock on July 29, 2008 which was $2.50 per share.

	Amount	% of Net Proceeds
Gross proceeds paid to issuer:	$5,800,000	-
All payments required to be made by us:	$2,545,846	%
Net proceeds to us:	$3,254,154	100%
Combined total possible profit assuming conversion of the 15% Notes at $1.30 and resale of the 4,461,533 shares underlying the 15% Notes at the market price on July 29, 2008	$5,353,840	165%
Combined total possible profit assuming conversion of the 15% Notes at $0.65 and resale of the 4,461,533 shares underlying the 15% Notes at the market price on July 29, 2008	$8,253,836	254%
Combined total possible profit as a result of discounted exercise price of the warrants (including exercise of June 10, 2008 Placement Agent’s warrants at $1.30) on July 29, 2008	$4,585,385	141%
Combined total possible profit as a result of discounted exercise price of the warrants (including exercise of June 10, 2008 Placement Agent’s warrants at $0.65) on July 29, 2008	$5,700,770	175%

The following is a table comparing the shares outstanding prior to the financing transaction, the number of shares registered by the selling shareholders, or their affiliates, in prior registration statements (along with that number still held and number sold pursuant to such prior registration statement) and the number of shares registered for resale in this registration statement relating to the financing transaction.

Number of shares outstanding on May 15, 2008 held by persons other than the selling shareholders, affiliates of the Company and affiliates of the selling shareholders	80,000

Number of shares registered for resale by selling shareholders or affiliates in prior registration statements	0

Number of shares registered for resale by selling shareholders or affiliates of selling shareholders that continue to be held by selling shareholders or affiliates of selling shareholders	0

Number of shares that have been sold in registered resales by selling shareholders or affiliates of selling shareholders	0

Number of shares being registered for resale on behalf of selling shareholders or affiliates of selling shareholders in this registration statement	13,457,902

RISK FACTORS

An investment in our securities involves a high degree of risk.  In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase our securities.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Risks Related to our Business

We have a limited operating history for you to evaluate our business. We may never attain profitability.

We have been engaged in our line of business since 2002 only. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the manufacture of connectors, wire harness and cable assemblies. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to market our products to third parties on terms that will be commercially viable for us.

Disruptions in the supply of copper and other raw materials used in our products could cause us to be unable to meet customer demand, which could result in the loss of customers and net sales.

Copper is the primary raw material that we use to manufacture our products. Other significant raw materials that we use are plastics, such as polyethylene and polyvinyl chloride, aluminum, linerboard and wood reels. There are a limited number of domestic and foreign suppliers of copper and these other raw materials. We typically do not have any long term supply agreements for our raw material needs. If we are unable to maintain good relations with our suppliers or if there are any business interruptions at our suppliers, we may not have access to a sufficient supply of raw materials. If we lose one or more key suppliers and are unable to locate an alternative supply, we may not be able to meet customer demand, which could result in the loss of customers and net sales.

The markets for our products are highly competitive, and our inability to compete with other manufacturers in the wire and cable industry could harm our net sales and profitability.

The markets for wire and cable products are highly competitive. We compete with at least one major competitor in each of our business lines. Many of our products are made to industry specifications and may be considered fungible with our competitors’ products. Accordingly, we are subject to competition in many of our markets primarily on the basis of price. We must also be competitive in terms of quality, availability, payment terms and customer service. We are facing increased competition from products manufactured in many countries that in many cases are comparable in terms of quality but are offered at lower prices. Unless we can produce our products at competitive prices or purchase comparable products from sources on favorable terms, we may experience a decrease in our net sales and profitability. Some of our competitors have greater resources, financial and otherwise, than we do and may be better positioned to invest in manufacturing and supply chain efficiencies and product development. We may not be able to compete successfully with our existing competitors or with new competitors.

Our net sales, net income and growth depend largely on the economic strength of the markets that we serve, and if these markets become weaker, we could suffer decreased sales and net income.

Many of our customers use our products as components in their own products or in projects undertaken for their customers. Our ability to sell our products is largely dependent on general economic conditions, including how much our customers and end-users spend on information technology, new construction and building, maintaining or reconfiguring their communications network, industrial manufacturing assets and power transmission and distribution infrastructures. A general weakening in any or all of these economic conditions could adversely affect both: (i) the aggregate results of our reportable business segments – electrical/wire and cable distributors, specialty distributors and original equipment manufacturers (“OEMs”) and consumer outlets; and (ii) our sales into the multiple channels within these business segments, including electrical distribution, wire and cable distribution, OEM/government, heating, ventilation, air RVs, copper fabrication, retail and automotive. In the early 2000s, many companies significantly reduced their capital equipment and information technology budgets, and construction activity that necessitates the building or modification of communication networks and power transmission and distribution infrastructures slowed considerably as a result of a weakening of the United States and foreign economies. A similar slowdown could result in a decline of our net sales and financial results.

We are dependent upon a number of key customers. If they were to cease purchasing our products, our net sales and profitability would likely decline.

We are dependent upon a number of key customers. Approximately 57% of our sales in the first quarter of 2008 generated from one customer, Taiwan based Lite-On Group, an electronics group company. Our customers can cease buying our products at any time and can also sell products that compete with our products. The loss of one or more key customers, or a significant decrease in the volume of products they purchase from us, could result in a drop in our net sales and a decline in our profitability. In addition, a disruption or a downturn in the business of one or more key customers could reduce our sales and could reduce our liquidity if we were unable to collect amounts they owe us.

We face pricing pressure in each of our markets, and our inability to continue to achieve operating efficiency and productivity improvements in response to pricing pressure may result in lower margins.

We face pricing pressure in each of our markets as a result of significant competition and industry over-capacity, and price levels for many of our products (after excluding price adjustments related to the increased cost of copper) have declined over the past few years. We expect pricing pressure to continue for the foreseeable future. A component of our business strategy is to continue to achieve operating efficiencies and productivity improvements with a focus on lowering purchasing, manufacturing and distribution costs. We may not be successful in lowering our costs. In the event we are unable to lower these costs in response to pricing pressure, we may experience lower margins and decreased profitability.

Growth through acquisitions is a significant part of our strategy and we may not be able to successfully identify, finance or integrate acquisitions in order to grow our business.

Growth through acquisitions has been, and we expect it to continue to be, a significant part of our strategy. We continually evaluate possible acquisition candidates. We may not be successful in identifying, financing and closing acquisitions on favorable terms. Potential acquisitions may require us to obtain additional financing or issue additional equity securities or securities convertible into equity securities, and any such financing and issuance of equity may not be available on terms acceptable to us or at all. If we finance acquisitions by issuing equity securities or securities convertible into equity securities, our existing shareholders could be diluted, which, in turn, could adversely affect the market price of our stock. If we finance an acquisition with debt, it could result in higher leverage and interest costs. Further, we may not be successful in integrating any such acquisitions that are completed. Integration of any such acquisitions may require substantial management, financial and other resources and may pose risks with respect to production, customer service and market share of existing operations. In addition, we may acquire businesses that are subject to technological or competitive risks, and we may not be able to realize the benefits expected from such acquisitions.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from sale of our products alone may not be sufficient to fund our operations or planned growth.  We will likely require additional capital to continue to operate our business beyond the initial phase of our current operations, and to further expand our business.  We may be unable to obtain additional capital required.  Furthermore, inability to maintain capital may damage our reputation and credibility with industry participants. Our inability to raise additional funds when required may have a negative impact on our operations and financial results.

Future acquisitions and future development, production and marketing activities, as well as our administrative requirements (such as salaries and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, the capital received through this offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the cable and connector industry in particular), our status as a relatively new enterprise with a limited demonstrated operating history, and/or the loss of key management.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Loss of Agatha Shen, our Chairman and CFO, and Peter Chang, our President, could impair our ability to operate.

If we lose our key employees, Agatha Shen, our Chairman and CFO, and Peter Chang, our President, our business could suffer.  Our success is highly dependent on our ability to attract and retain qualified scientific and management personnel.  We are highly dependent on our management. Each of these individuals has an employment agreement with the Company.  However, the loss of each of these person’s services could have a material adverse effect on our operations.  If we were to lose these individuals, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.  We do not have key-man life insurance in place for any person working for us.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Risks Related to Conducting Business in the People’s Republic of China (PRC)

Changes in the political and economic policies of the PRC government could have a material adverse effect on our operations.

Most of our operations are conducted in the PRC. As such, our business operations may be adversely affected by the political and economic environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. As a result, the economy of the PRC differs from the economies of most developed countries in many respects, including, but not limited to:

•	structure

•	capital re-investment

•	government involvement

•	allocation of resources

•	level of development

•	control of foreign exchange

•	growth rate

•	rate of inflation

In recent years, the government has introduced measures aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations. Nonetheless, a substantial portion of productive assets in the PRC is still owned by the PRC government. Changes in the political leadership of the PRC may have a significant affect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces in the PRC than in others, and the continuation or increases of such disparities could affect the political or social stability in the PRC. The future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn materially adversely affect the price at which our stock trades.

Social conditions in the PRC could have a material adverse effect on our operations as the PRC government continues to exert substantial influence over the manner in which we must conduct our business activities.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in the PRC may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe our operations in China are in compliance with all applicable legal and regulatory requirements. However, the central or local governments may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Were the PRC government, or local municipalities, to limit our ability to develop, produce, import or sell our products in the PRC, or to finance and operate our business in the PRC, our business could be adversely affected.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities.  Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.

Government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%.  These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Although the functional currency of the Company is the Hong Kong Dollar, the majority of our operating revenues at the subsidiary level will be settled in Renminbi, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business.  In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

Currently, since our primary operations are in the PRC, most of our revenues will be settled in RMB.  Due to certain restrictions on currency exchanges that exist in the PRC, our ability to use revenue generated in RMB to pay any dividend payments to its shareholders may be limited.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be affected by the foreign exchange rate between the Hong Kong Dollar and Renminbi, and between those currencies and other currencies in which our sales may be denominated.  For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed.  Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

Risks Related to our Common Stock

There has been a limited trading market for our common stock and no market.

It is anticipated that there will be a limited trading market for the Company’s common stock on the FINRA administered Over-the-Counter Bulletin Board (“OTCBB”).  The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of your shares.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

The common stock may not be actively traded, and the bid and asked prices for our common stock on the OTCBB may fluctuate widely.  As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities.  This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in this offering and in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions or other business initiatives;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•
significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, expenses that we incur, the prices of raw materials we use in the commodities markets and other factors.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Investors in this offering will experience dilution upon the exercise of warrants or options.

As a result of the share exchange pursuant to the Exchange Agreement, there are warrants to purchase 2,250,000 shares of Common Stock outstanding, which if exercised, could decrease the net tangible book value of your Common Stock. There are also warrants to purchase 896,154 shares of our Common Stock outstanding, which were issued to Primary Capital, LLC for investment banking services. Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price.  We agreed to register for resale all of the underlying shares described above.  Holders of registered underlying shares could resell the shares immediately upon registration, resulting in significant downward pressure on our stock price.

Directors and officers of the Company will have a high concentration of Common Stock ownership.

Based on the 21,984,215 shares of Common Stock that are estimated to be outstanding as of the date hereof, our officers and directors will beneficially own 15,250,000 shares, or approximately 69% of our outstanding Common Stock.  Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of the Company.  Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of the Company’s board of directors and the outcome of actions brought to our shareholders for approval.  Such a high level of ownership may adversely affect the voting and other rights of our shareholders.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of Common Stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Financial Industry Regulatory Authority (“FINRA”) automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

 ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire on exercise of their warrants, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plan,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, future performance, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur and you should not place undue reliance on these forward-looking statements.

CURRENCY, EXCHANGE RATE AND OTHER REFERENCES

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “yuan” or “RMB” are to the Chinese yuan, which is also known as the renminbi. According to the currency exchange website www.xe.com, on July 29, 2008, $1.00 was equivalent to 6.83 yuan.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale of our common stock by the selling stockholders identified in the table below.

Except as described below, none of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company.

The table set forth below lists the names of the selling stockholders as well as (1) the number of shares underlying the 15% Notes acquired by each of the selling stockholders in a private placement that are being registered, (2) the number of shares underlying the placement agent warrants issued to Primary Capital, LLC in a private placement (in connection with the sale of the 15% Notes) that are being registered, (3) the number of shares issued in a private placement in exchange for the 10% Secured Convertible Notes (the “10% Notes”) of Shing Mei to the selling stockholders, who had been investors in the 10% Notes, which are being registered, (4) the number of shares underlying the warrants issued by the Company in exchange for the warrants to purchase shares of Shing Mei to each of the selling stockholders that are being registered, (5) the number of shares underlying the placement agent warrants issued to Primary Capital, LLC in a private placement in exchange for the placement agent warrants to purchase shares of Shing Mei issued in a private placement to Primary Capital, LLC that are being registered, and (6) the number of shares issued to Primary Capital, LLC in a private placement in exchange for fees and expenses paid by Primary Capital, LLC on behalf of the Company and for merger, acquisition and investment banking advisory services provided to the Company that are being registered.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

After due inquiry and investigation and based on information provided by the selling stockholders, none of the selling stockholders has an existing short position in our stock.

Other than as described in this prospectus, we have not in the past engaged in any securities transaction with any of the selling stockholders, any affiliates of the selling stockholders, or, after due inquiry and investigation, to the knowledge of the management of the Company, any person with whom any selling stockholder has a contractual relationship regarding the transaction (or any predecessors of those persons). In addition, other than in connection with the contractual obligations set forth in (i) securities exchange agreement (the “Exchange Agreement”) entered into between Shing Mei and the Company, (ii) the note purchase agreement entered into between the Company and each of the selling stockholders who invested in the private placement, (iii) the agreement entered into by Shing Mei and the placement agent, and (iv) the securities purchase agreement entered into by Shing Mei and the purchasers listed as parties thereto, we do not have any agreement or arrangement with any selling stockholder with respect to the performance of any current or future obligations. Except as described below, none of the selling stockholders is a broker-dealer, or an affiliate of a broker-dealer.

Name of Selling Stockholder	Number of shares of Common Stock beneficially owned before the offering (1)	Percent of shares of Common Stock beneficially owned before the offering (2)		Number of shares of Common Stock being offered	Number of shares of Common Stock beneficially owned after the offering (3)	Percent of shares of Common Stock Beneficially owned after the offering (2)
Peter Treadway (4)	57,692	*		57,692	0	0
Janet Wang (5)	38,461	*		38,461	0	0
Chesnut Ridge Partners, LP (6)	230,769	1.0%		230,769	0	0
Ancora Greater China Fund, LP (7)	815,192	3.7%		815,192	0	0
Li Jun Zheng (8)	230,769	1%		230,769	0	0
Wu Qin Chuan (9)	76,923	*		76,923	0	0
Chen Li Ren (10)	76,923	*		76,923	0	0
Zhe Jing (11)	76,923	*		76,923	0	0
Ai Zhen Lu (12)	76,923	*		76,923	0	0
Feng Chao Liang (13)	153,846	*		153,846	0	0
Hui Qi Wu (14)	76,923	*		76,923	0	0
Wang Ling Ming (15)	153,846	*		153,846	0	0
Yan Chen (16)	38,461	*		38,461	0	0
Jin Cheng Yue (17)	76,923	*		76,923	0	0
Cao Xue Lei & Du Yan (18)	461,538	2.0%		461,538	0	0
Zi Cheng Wang (19)	76,923	*		76,923	0	0
Lin Yan (20)	76,923	*		76,923	0	0
Bi Jun Chang (21)	76,923	*		76,923	0	0
Xinguo Qiang (22)	153,846	*		153,846	0	0
James Wiyaka Adiprana (23)	76,923	*		76,923	0	0
eFuture International Limited (24)	384,615	1.7%		384,615	0	0
Manilal Patel (25)	152,673	*		152,673	0	0
Brent Andrus (26)	153,846	*		153,846	0	0
Stuart E. Feick (27)	38,461	*		38,461	0	0
CK Strategic Income Ventures Limited (28)	692,308	3.0%		692,308	0	0
Hwan Koo Kim (29)	384,615	1.7%		384,615	0	0
Barry James Buckley (30)	384,615	1.7%		384,615	0	0
Professional Offshore Opportunity Fund Ltd. (31)	3,676,437	15.7	%(31)	3,676,437	0	0
Xuguang Sun (32)	409,050	1.8%		409,050	0	0
Strategic Alliance Fund II, L.P. (33)	303,000	1.4%		303,000	0	0
Growth Ventures, Inc. Pension Plan & Trust (34)	303,000	1.4%		303,000	0	0
Strategic Alliance Fund, L.P. (35)	227,250	1.0%		227,250	0	0
Jeffrey A. Grossman (36)	151,500	*		151,500	0	0
MGG III Properties LLC (37)	30,300	*		30,300	0	0
John Tammaro (38)	20,150	*		20,150	0	0
Primary Capital LLC (39)	2,109,903	9.2%		2,109,903	0	0
Tai-Hwa Ho (40)	191,963	*		191,963	0	0
Tobias Lenza (41)	32,908	*		32,908	0	0
Jimmy Sung (42)	49,363	*		49,363	0	0
Steven L. White (43)	202,295	*		202,295	0	0
1st Orion Corp. (44)	270,000	1.2%		200,000	70,000	*
David Lockton (45)	6,000	*		6,000	0	0
Peter Poland (46)	2,000	*		2,000	0	0
George Raney (47)	18,000	*		18,000	0	0
Daniel Carlson (48)	100,000	*		100,000	0	0
Huifeng Chang (49)	2,500	*		2,500	0	0
Ming Liu (50)	25,000	*		25,000	0	0
Oubo Jin (51)	100,000	*		100,000	0	0
Pan Jun (52)	2,500	*		2,500	0	0

*	Less than 1%.
(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the table.

(2)
As of July 29, 2008 there were 21,984,215 shares of our common stock issued and outstanding. In determining the percent of common stock beneficially owned by a selling stockholder on July 29, 2008, (a) the numerator is the number of shares of common stock beneficially owned held by such selling stockholder (including shares that he has the right to acquire within 60 days of July 29, 2008 ), and (b) the denominator is the sum of (i) the 21,984,215 shares outstanding on July 29, 2008 and (ii) the number of shares of common stock which such selling stockholders has the right to acquire within 60 days of July 29, 2008.

(3)
All of the shares held by each selling stockholder are being registered. Accordingly, assuming all the shares in the offering are sold, the number of shares beneficially owned after the offering will be zero and the percentage will be zero.

(4)	Includes 57,692 shares issuable upon conversion of the 15% Notes.
(5)	Includes 38,461 shares issuable upon conversion of the 15% Notes.
(6)	Includes 230,769 shares issuable upon conversion of the 15% Notes. Kenneth Pasternak has sole voting and dispositive power over the shares held by Chestnut Ridge Partners, LP.
(7)
Includes 57,692 shares issuable upon conversion of the 15% Notes, 507,500 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, and 250,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing. Ancora Greater China Fund, LP is an affiliate of a broker-dealer. Ancora Greater China Fund, LP certified to us that it bought the above mentioned securities in the ordinary course of business, and at the time of the purchase of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. John P. Micklitish has sole voting and dispositive power over the shares held by Ancora Greater China Fund, LP.

(8)	Includes 230,769 shares issuable upon conversion of the 15% Notes.
(9)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(10)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(11)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(12)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(13)	Includes 153,846 shares issuable upon conversion of the 15% Notes.
(14)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(15)	Includes 153,846 shares issuable upon conversion of the 15% Notes.
(16)	Includes 38,461 shares issuable upon conversion of the 15% Notes.
(17)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(18)	Includes 461,538 shares issuable upon conversion of the 15% Notes. Cao Xue Lei and Du Yan have shared voting and dispositive power over these shares.
(19)	Includes 76,923 shares issuable upon conversion of the 15% Notes.

(20)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(21)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(22)	Includes 153,846 shares issuable upon conversion of the 15% Notes.
(23)	Includes 76,923 shares issuable upon conversion of the 15% Notes.
(24)	Includes 384,615 shares issuable upon conversion of the 15% Notes. Xuguang Sun has sole voting and dispositive power over the shares held by eFuture International Limited.
(25)
Includes 76,923 shares issuable upon conversion of the 15% Notes, 50,750 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, and 25,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing.

(26)	Includes 153,846 shares issuable upon conversion of the 15% Notes.
(27)	Includes 38,461 shares issuable upon conversion of the 15% Notes.
(28)	Includes 692,308 shares issuable upon conversion of the 15% Notes. Eric Ng and Benson Beh have shared voting and dispositive power over the shares held by CK Strategic Income Ventures Limited.
(29)	Includes 384,615 shares issuable upon conversion of the 15% Notes.
(30)	Includes 384,615 shares issuable upon conversion of the 15% Notes.
(31)
Includes 2,176,437 shares issued under the Exchange Agreement in exchange for a promissory note evidencing debt obligations by Shing Mei, and 1,500,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing. A portion of the promissory note representing 868,563 shares of common stock remains unconverted because of the limitation on its conversion which makes the promissory note unconvertible to the extent the holder would upon exercise, beneficially own more than 9.9% of the common stock. The warrants contain limitation on their exercise, which makes the warrants unexercisable to the extent the holder would upon exercise, beneficially own more than 9.9% of the common stock. Howard Berger has sole voting and dispositive power over the shares held by Professional Offshore Opportunity Fund Ltd.

(32)
Includes 274,050 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, and 135,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing.

(33)
Includes 203,000 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, and 100,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing. Strategic Alliance Fund II, L.P is an affiliate of a broker-dealer and certified to us that it bought the above mentioned securities in the ordinary course of business, and at the time of the purchase of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. Daniel Carlson and John C. Leo have shared voting and dispositive power over the shares held by Strategic Alliance Fund II, L.P.

(34)
Includes 203,000 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, and 100,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing. Gary McAdam has sole voting and dispositive power over the shares held by Growth Venture Inc., Pension Plan and Trust.

(35)
Includes 152,250 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, and 75,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing. Strategic Alliance Fund, L.P is an affiliate of a broker-dealer and certified to us that it bought the above mentioned securities in the ordinary course of business, and at the time of the purchase of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. Daniel Carlson and John C. Leo have shared voting and dispositive power over the shares held by Strategic Alliance Fund, L.P.

(36)
Includes 101,500 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, and 50,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing.

(37)
Includes 20,300 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, and 10,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing. MGG III Properties LLC is an affiliate of a broker-dealer and certified to us that it bought the above mentioned securities in the ordinary course of business, and at the time of the purchase of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. Marcello Gualda has sole voting and dispositive power over the shares held by MGG III Properties LLC.

(38)
Includes 10,150 shares issued under the Exchange Agreement in exchange for promissory note evidencing debt obligations by Shing Mei, 5,000 shares issuable upon exercise of the warrants issued under the Exchange Agreement in exchange for warrants of Shing Mei issued previously in the bridge financing, and 5,000 shares received from Primary Capital, LLC in consideration for consulting services rendered. John Tammaro is an associated person of Primary Capital, LLC.

(39)
Includes 1,213,749 shares and 450,000 shares upon exercise of the placement agent warrants issued to Primary Capital, LLC for the bridge financing and other investment banking services, and 446,154 shares issuable upon exercise of the placement agent warrants issued in connection with the sale of the 15% Notes. Primary Capital, LLC is a FINRA member broker-dealer. We do not have any arrangement with Primary Capital, LLC for it to act as a broker-dealer for the sale of the shares included herein for the selling stockholders. Primary Capital, LLC may be deemed to be an underwriter with respect to its respective sales of shares to be offered by them in this prospectus. Primary Capital, LLC served as placement agent and consultant in connection with our private financing in May 2008, Reverse Merger in February 2008 and bridge financing of Shing Mei in December 2007. John C. Leo has sole voting and dispositive power over the shares held by Primary Capital, LLC.

(40)	Includes 191,963 shares received from Primary Capital, LLC in consideration for consulting services rendered. Tai-Hwa Ho is an associated person of Primary Capital, LLC
(41)	Includes 32,908 shares received from Primary Capital, LLC in consideration for consulting services rendered. Tobias Lenza is an associated person of Primary Capital, LLC.
(42)	Includes 49,363 shares received from Primary Capital, LLC in consideration for consulting services rendered. Jimmy Sung is an associated person of Primary Capital, LLC.

(43)
Prior to February 13, 2008, Steven L. White owned 8,000,000 post-split shares of our common stock or approximately 93% of our outstanding common stock, and served as our sole officer and director. Therefore, Steven L. White could be deemed to have been our affiliate at that time.

(44)
Includes 254,000 shares owned prior to February 13, 2008 and 16,000 shares acquired in ordinary brokerage transactions. Laura Lee Madsen has sole voting and dispositive power over the shares held by 1st Orion Corp.

(45)	Includes 6,000 shares owned prior to February 13, 2008.
(46)	Includes 2,000 shares owned prior to February 13, 2008.
(47)	Includes 18,000 shares owned prior to February 13, 2008.
(48)
Includes 100,000 shares received from Primary Capital, LLC in consideration for consulting services rendered. Daniel Carlson is an associated person of Primary Capital, LLC and have shared voting and dispositive power over shares held by Strategic Alliance Fund, L.P. and by Strategic Alliance Fund II, L.P.

(49)	Includes 2,500 shares received from Primary Capital, LLC in consideration for consulting services rendered. Huifeng Chang is an associated person of Primary Capital, LLC.
(50)	Includes 25,000 shares received from Primary Capital, LLC in consideration for consulting services rendered. Ming Liu is an associated person of Primary Capital, LLC.
(51)	Includes 100,000 shares received from Primary Capital, LLC in consideration for consulting services rendered. Oubo Jin is an associated person of Primary Capital, LLC.
(52)	Includes 2,500 shares received from Primary Capital, LLC in consideration for consulting services rendered. Pan Jun is an associated person of Primary Capital, LLC.

Plan of Distribution

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), or any exemption from registration under the Securities Act if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of Common Stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive any of the proceeds from the sales of the shares of the Common Stock by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants. Under the terms of the warrants cashless exercise is permitted, but only if the underlying shares have not been registered at any time following the date of issuance of the warrants.  We will receive cash proceeds of $1,125,000 if the warrants are exercised. We will receive cash proceeds of $1,030,000 if the Placement Agent Warrants are exercised. Thus, we will receive total cash proceeds of $2,155,000 ($1,125,000 plus $1,030,000) if all the warrants currently issued and outstanding are exercised. We intend to use any cash proceeds received from the exercise of the warrants for working capital and other general corporate purposes. We cannot assure you that any of the warrants will ever be exercised for cash or at all.

BUSINESS

Corporate History

SJ Electronics, Inc. (the “Company” or “SJ Electronics”) was originally formed in the State of Nevada on June 23, 1994 as Harvest E-xpress. On May 1, 1997, we changed our name to HLS (USA), Inc. On April 13, 2006, we changed our name to Acheron, Inc. On March 20, 2008, we changed our name to SJ Electronics, Inc.

Originally, SJ Electronics’s business was grain cutting and custom machine hire.  It did not succeed in its business and it began seeking another opportunity.  In 1997, SJ Electronics purchased HLS Corporation Unlimited to pursue the business of HLS whose assets consisted of securities representing approximately a 46% indirect interest in Henan Xinfei Co. Ltd., a Sino-foreign equity joint venture engaged in the manufacture and sale of refrigerators and freezers in China. The terms of the acquisition were never met and in August 1999, it completed the unwinding of the transaction with HLS and SJ Electronics has been inactive since that time.

Reverse Merger

On February 13, 2008, the Company entered into and completed the transactions contemplated under a Securities Exchange Agreement (the “Exchange Agreement”) with Yu-ping “Agatha” Shen, the sole shareholder (the “Shareholder”) of Shing Mei Enterprises Ltd., a corporation organized under the laws of Samoa (“Shing Mei”), pursuant to which the Company purchased from the Shareholder all issued and outstanding shares of Shing Mei’s common stock in consideration for the issuance of 15,000,000 shares of Common Stock of the Company, (the “Share Exchange”).

The Share Exchange resulted in a change in control of the Company with the Shareholder owning 15,000,000 shares of Common Stock of the Company out of a total of 21,984,215 issued and outstanding shares after giving effect to the Share Exchange, or approximately 68%.  Also, the Shareholder was elected a director of the Company (as well as certain of Shareholder’s nominees) and appointed as its executive officer.  As a result of the Exchange Agreement, (i) Shing Mei became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of Shing Mei as its sole business.   Following this transaction, the Company changed its name to SJ Electronics, Inc.

Also, under the Exchange Agreement, the Company issued to a number of accredited investors who previously had provided bridge financing to Shing Mei, 3,698,937 shares of its Common Stock in exchange for the 10% Secured Convertible Notes (the “10% Notes”) of Shing Mei and five year warrants to purchase 2,250,000 shares at $1.00 per share in exchange for warrants to purchase Shing Mei shares issued in connection with the sale of the 10% Notes. The number of shares issued to the investors in the 10% Notes of Shing Mei did not include 868,563 shares issuable to one of the investors in payment of the unconverted portion of that investor’s 10% Note. These shares were not issued because of the limitation on conversion of the 10% Notes which makes the notes unconvertible to the extent the holder would upon exercise, beneficially own more than 9.9% of common stock of SJ Electronics, Inc. In addition, the Company issued a total of 1,828,222 shares of Common Stock to Primary Capital, LLC in compensation for fees and expenses paid by Primary Capital, LLC on behalf of SJ Electronics, Inc., and for merger, acquisition and investment banking advisory services rendered, and warrants to purchase 450,000 shares of common stock to Primary Capital, LLC in exchange for warrants of Shing Mei issued previously to Primary Capital, LLC in connection with the sale of the 10% Notes of Shing Mei. The Company agreed to file with the SEC a registration statement for the resale of all the shares issued or issuable under the Exchange Agreement upon conversion of the 10% Notes and exercise of the warrants issued in exchange for the bridge warrants.

Recent Developments

May 2008 Private Placement

On May 15, 2008 the Company entered into and consummated a Note Purchase Agreement (the “Note Purchase Agreement”) to sell to certain accredited investors and to non-US persons the 15% Notes at closings to occur on or before July 31, 2008. On May 15, 2008 the first closing under the Note Purchase Agreement took place at which the Company sold to certain investors and to non-US persons the 15% Notes in the aggregate principal amount of $2,950,000. On May 30, 2008 the second closing under the Note Purchase Agreement took place at which the Company sold to certain investors and to non-US persons 15% Notes in the aggregate principal amount of $700,000. On June 10, 2008 the third and the final closing under the Note Purchase Agreement took place at which the Company sold to certain investors and to non-US persons 15% Notes in the aggregate principal amount of $2,150,000. The aggregate principal amount of the 15% Notes sold at all three closings under the Note Purchase Agreement was $5,800,000.

The 15% Notes mature one year after the date of issuance. The 15% Notes pay interest at the rate of 15% per annum. All principal and accrued interest is payable at maturity. The 15% Notes are convertible into shares of Common Stock at a Conversion Price equal to $1.30 per share subject to adjustments. Under the Note Purchase Agreement if our “pre-tax income” for the year ended December 31, 2008 is less than $10,000,000 ,then the Conversion Price will be reduced by the percentage shortfall, up to a maximum of $0.65 per share (the “Performance Adjustment”). After any reductions to the Conversion Price made under this provision the conversion price will not be less than $0.65 per share. In the event of a conversion, accrued interest shall be automatically converted into Common Stock. In addition, the Company has the right to prepay the entire outstanding principal due under the 15% Notes upon certain conditions, including, but not limited to, that no event of default has occurred or is continuing. In addition, the Company issued warrants to purchase 446,154 shares of Common Stock to Primary Capital, LLC in connection with the sale of the 15% Notes. The warrants have an exercise price of $1.30 per share subject to adjustments. The 446,154 warrants contain the same Performance Adjustment provisions as the 15% Notes. Upon the Performance Adjustment of the exercise price, the number of shares issuable upon exercise of the 446,154 warrants will also be adjusted to become the product determined by dividing the combined exercise price of the warrants ($580,000, which is 446,154 times $1.30) by the adjusted exercise price, which equals 892,307 shares at the exercise price of $0.65 per share. The Company agreed to file with the SEC a registration statement within 45 days of the last closing date (which was, June 10, 2008) to register for resale of the shares of Common Stock issuable upon conversion of the 15% Notes and to cause that registration statement to be declared effective by the earlier to occur of (i) 180 days after the closing date, or (ii) the fifth trading day following the day we receive notice from the SEC that the initial registration statement will not be reviewed or is no longer subject to further review and comments. The Company also agreed to include in such registration statement the shares issuable upon exercise of the warrants issued to Primary Capital, LLC in connection with the sale of the 15% Notes.

December 2007 Shing Mei Bridge Financing

In December of 2007, Shing Mei raised $2,250,000 in gross proceeds in a private placement of the 10% Notes to a number of accredited investors and to non-US persons. The investors in the 10% Notes were also issued warrants to purchase 2,250,000 shares of common stock of Shing Mei at $1.00 per share. Under the terms of the transaction, the 10% Notes were convertible into common stock of a publicly traded US shell company at a conversion price of $0.50 per share and the warrants were exchangeable for warrants of such publicly traded company with similar terms if a reverse merger of Shing Mei with such company would occur. On February 13, 2008, such reverse merger was consummated with SJ Electronics, Inc. and all the 10% Notes were converted into common stock of SJ Electronics, Inc., except for certain notes representing 868,563 shares of common stock, which remain unconverted because of the limitation on its conversion which makes the promissory note unconvertible to the extent the holder would upon exercise, beneficially own more than 9.9% of the common stock of SJ Electronics, Inc. At the closing of the reverse merger, the warrants issued in connection with the sale of the 10% Notes were exchanged for warrants of SJ Electronics, Inc. with similar terms.

Shing Mei Organization

Shing Mei Enterprises Ltd. (“Shing Mei”) was incorporated in Samoa in August of 2003.

In October 2004, Shing Mei acquired 100% ownership of S.J. Electronics (Gongming loutsun Shenzhen) Co., Ltd., located in the City of Shenzhen in the Peoples Republic of China (“PRC”).

In November 2005, Shing Mei established its own 100% subsidiary, Xujun Electronic (Ganzhou) Co., Ltd, located in the city of Quannan of Jiangxi Province in PRC.

In January 2006, Shing Mei established its own 100% subsidiary, Guangxi Hezhou XU JUN Electronics Co., Ltd. located in the city of Hezhou of Guangxi Province in PRC.

In August 2006, Shing Mei established its own 100% subsidiary, S.J. Electronics Technology (Shenzhen) Co., Ltd. located in the city of Shenzhen of Guangdong Province in PRC.

In August 2007, Shing Mei established its own 100% subsidiary, FuChuan Xu Jun Science and Technology Electronics Co., Ltd. located in the city of FuChuan of Guangxi Province in PRC.

As of the date of this prospectus, Shing Mei owns 100% equity interest in its five subsidiaries (collectively referred to as the “Company”), located in Shenzhen of Guangdong Province, Jiangxi Province and Guangxi Province in the PRC. Shing Mei’s primary business activities are the manufacture and sale of electronic cable products and the assembling of wire harnesses by its five subsidiaries in the PRC.

Corporate Structure

The following diagram sets forth our current corporate structure:

Description of Shing Mei Business

Overview of Business

Shing Mei, through its subsidiaries, manufactures and distributes computer components including connectors, wire harness and cable assemblies for over five years. Its products include power components for computer, communication and consumer electronic (3C), such as information technology (IT) communications cables, computer & IT appliance power supply cable sets and IT communications signal cable sets.

Shing Mei was formed in August 2003 under the laws of Samoa. Its executive offices are based in Taiwan and its production facilities are located at five factories in three provinces in the PRC: Shenzhen (Economic Special Zone, Guangdong province, there are two factories located in Shenzhen city), Quannan (Jiangxi Province), Hezhou (Guangxi Province), and Fuchuan (Guangxi Province).

Products

We, through our five subsidiaries in China, have the following product lines:

Product line	Application

IT Communications Signal Cable Set	For the transmission of digital signals in home appliances, IT and communication devices.

Computer & IT Home Appliance Power Supply Cable Set
Power transmission for Personal Computers and peripherals (such as printer, scanner and keyboard, etc) and other consumer electronics (such as digital camera, camcorder and DVD player, etc) and Internet equipment.

IT Communications Cable	For linking connectors, used in digital signal transmission in Personal Computers systems and peripherals, communication devices, industrial automation control and home appliances.

IT Communications Cables

The IT communications cables manufactured by the Company are used by manufacturers of IT and communication devices for power supply or digital data transmission. This product line complies with the safety regulations and environmental protection rules effective at our customer locations where our products are subject to UL, CSA and ROHS directive, as we described under Government Regulations section of this “Business” section of the prospectus. This item is linked with the production process and marketing channels of other premium products manufactured by the Company such as the computer & IT appliance power supply cable set and IT communications signal cable set, which makes this item a vital part in the overall marketing strategy of the Company.

Computer & IT Appliance Power Supply Cable Sets

Power supply cable sets manufactured by the Company are an indispensable component for personal computers, consumer electronics, Internet equipment, and digital appliances for data and power transmission. Since these products connect to power supplies, a higher level of safety is demanded. As such, confirmation and compliance pertaining to the safety requirements and other standards in the importing countries is the preliminary step for selling this item for distribution within those countries. This creates a high entrance barrier to the production and distribution of this item, which allows the Company to sell this item at a fairly stable price.

The Company has several years of experience in the production of this item and the quality has been highly recognized by multi-national companies like Hewlett-Packard (HP) and Samsung. The Company has obtained the required safety certifications from them.

IT Communications Signal Cable Sets

These product lines cover most applications for 3C products. Most customers buy both power supply cable sets and signal cable sets from our Company at the same time, which offers the customer a one-stop shopping solution, and allows the Company to cross sell its products to key customers as well as develop new customer relationships. The cable assembly component is assembled in a variety of sizes and combinations of connectors and cabling. Cabling is purchased from a variety of major unaffiliated suppliers and is assembled with the Company’s connectors as complete cable assemblies. Cable assemblies have thousands of applications including local area networks, wide area networks, Internet systems, personal communication services (PCS) /cellular systems, TV/dish network systems, test equipment and entertainment systems. Most cable assemblies are manufactured to the purchaser’s specifications.

New Products

Recently, we have started to manufacture a series of new products as follows:

•
Notebook Personal Computers Antennas (also known as laptop WiFi antenna): it is a high performance, versatile antenna. It is designed for the Notebook computers in order to extend the range of its wireless card application.

•
RF Cable (Radio Frequency Cable): it is used to connect electronic products with external high frequency signals. It can be applied at wireless industries, communication, and measurement equipment and other similar areas.

•
LCD Power Converters: it is a highly integrated AC/DC device, which can be powered directly from a 12-V source. It is the ideal power manager to safely control high current capabilities of large screen and LCD (Liquid Crystal Display) monitor panels.

The following is an explanatory flow chart for the major steps involved in the manufacturing process of our products:

(1)
PVC is the abbreviation for Polyvinyl chloride, which is thermoplastic polymer commonly used as the insulation on electric wires. PE refers to Polyethylene or polythene, which is a thermoplastic polymer widely used in products such as wire and cable. We purchase PVC and PE from suppliers.

(2)	2C/3C Cord is communication and consumer electronics products cord which we manufacture.

(3)
Housing is the hole that connector can plug in and terminal is connected with Housing. The combined device is used to attach to the end of a wire or cable or to an electrical apparatus for convenience in making connections. We manufacture this product.

(4)
H, S Tube is heat shrinkable tube, which is used to protect wire from oxidization. EMI (Electro Magnetic Interferences) Core is to prevent magnetic effect for digital transmission, which usually appear on keyboards. We purchase H, S Tube and EMI Core from suppliers.

We purchase copper plates from London Metal Exchange and then have our contracted companies process the copper plates to copper tubes with a diameter of eight millimeters for our further extraction into thinner copper tubes. We manufacture connectors, wire, 2C/3C Cord, Housing and Terminal. We purchase PVC, PE, H, S Tube and EMI Core from our suppliers. Then we process the cable assemblies and wire harness series.

Customers

The Company serves a number of large electronics companies in Taiwan. Approximately 10% of our products are sold to Japan and Korea as well as chain stores in the United States and Europe. Customers include internationally renowned firms such as Lite-On Group, Sony, JVC, Samsung, Cannon, Hewlett-Packard, NEC Delta, FPS Group, and Hipro. Shing Mei has proven to be consistently successful in servicing large multinational customers since inception, evidencing the recognition of its product quality and production capacity.

There is a lengthy qualifying process for substantiation required by any multinational or major overseas companies that would be our customers, in which such potential customers will check the quality and design of our products to see whether it matches those of their products. Once substantiation has been granted, the Company is deemed certified as a supplier for an individual customer. In general, once a product supplier has been certified by a customer and deliveries have started, the customer will rarely shift to other suppliers.

Approximately 57% of our sales in the first quarter of 2008 generated from one customer, Taiwan based Lite-On Group, an electronics group company. The other 43% of our business was mainly with other Taiwan based electronics manufacturing services (“EMS”) companies. In the first quarter of 2008 and the last quarter of 2007, over 90% of our sales were to companies that are publicly traded in Taiwan. Our top 10 customers, ranked from largest to smallest, are: Lite-On Group, Silitek Corp., Li Shin International, Yet Foundate Limited, Hamagawa Corp., Rapid Conn, Mentor Media, Northstar Systems Holdings, Real Young Electronics, Beststop Technology.

Competition

We have numerous small competitors and some large competitors. Unlike most of our small competitors, which only produce one particular harness or cable, we offer the entire spectrum of our product lines such as our IT Communications Signal Cable Sets and Computer & IT Appliance Power Supply Cable Sets. Many of our products are made to comply with industry specifications and therefore may be interchangeable with some of our competitors’ products. Some of our competitors are large and well-established companies, such as Belden, General Cable and American Insulated Wire, and have financial resources that may be superior to ours.

The primary competitive factors for our products include breadth of product offering, inventory availability, delivery time, price, quality, customer service, relationships, brand recognition and logistics capabilities. We believe we can compete effectively on the basis of each of these factors. We believe our key competitive strengths are the following:

•
strong market presence across multiple end markets: we have established cable and wire harness markets. We are now developing a portable computers (“Notebook”) market to extend our presence at multiple end markets;

•	flexible operating model: our techniques and operations of know-how combined with the assembly lines that are easy to adjust enable us to operate in a flexible model;

•
successful focus on reducing operating costs: we carry out an all-in-one manufacturing process to reduce our cost: we purchase copper directly from London Metal Exchange and have our own copper processing plant; and

•	experienced and dedicated management team: our management members have a minimum of 20 years’ experience in this industry.

We intend to expand our business, enhance our market position and increase our net sales and cash flow by focusing on the following key strategic initiatives:

Pursue Growth Opportunities in Existing and Complementary Markets.  We believe we have significant opportunities to grow our business by increasing our penetration within our existing customer base, adding new customers, expanding our already broad product offering, and pursuing additional marketing channels.

Selectively Pursue Strategic Acquisitions.  As a leading manufacturer in our core markets, we believe we are well-positioned to benefit from the consolidation of manufacturers in these markets. We believe our management has the ability to identify and integrate strategic acquisitions. We will continue to selectively consider acquisitions that improve our market position within our existing target markets, expand our product offerings or end markets, or increase our manufacturing efficiency.

Manage Cost Structure Through Operating Efficiency and Productivity Improvements.   We continue to evaluate our operating efficiency and productivity, and are focused on lowering our manufacturing and distribution costs. We plan to more fully integrate our copper production, realign plant production, and add and continue to improve warehouse efficiencies. We also intend to add internal capacity for new products and new product development while continuing to implement new software to enhance our order execution capabilities throughout our supply chain. We believe that these initiatives will provide significant savings and improve operating profits.

Expand Product Lines.  We are actively seeking to identify, develop and commercialize new products that use our core technology and manufacturing competencies, and will continue to focus on products with attractive margins for this business sector.

Value Added Services. We will continue to provide our customers with value added services such as engineering and design consultation in order to improve the manufacturing process, reduce costs, increase profitability and provide a more efficient product to the end user.

Research and Development

Although the Company offers design and engineering services we do not focus on research and development and has made only nominal expenditures in this area.

Sales and Marketing

Our sales and marketing group consists of two teams: internal sales team and external sales team. Our external sales team has three representatives and our internal sales team has thirteen representatives who direct sales to distributors, retailers and Original Equipment Manufacturers (OEMs) through print brochures, industry trade advertising, trade exhibitions, website applications and direct outside sales presentations.

Raw Materials

Connector materials are typically made of commodity metals such as copper and zinc and include small applications of precious materials, including silver and gold. We purchase cooper from London Metal Exchange and other materials from suppliers in mainland China. We believe that the raw materials used in our products are readily available and that the Company is not currently dependent on any one supplier for its raw materials. We do not currently have any long-term purchase or supply agreements with our product suppliers. We pay cash immediately for copper and we pay for other materials within a ninety-day term. Nevertheless, should we experience a material delay in obtaining raw materials and component parts from our existing suppliers, until alternate arrangements are made, our ability to meet the customers’ needs may be adversely affected. We generally do not engage in speculative raw material commodity contracts. We reflect raw material price changes in the sale price of our products.

Backlog and Shipping

Our product lines have no significant order backlog because we follow the industry practice of stocking finished goods to meet customer demand on a just-in-time basis. We believe that the ability to fill orders in a timely fashion is a competitive factor in the markets in which we operate. As a result of high demand for our products we typically build up our inventory levels during the third and early fourth quarters of the year. In addition, receivables related to increased shipments during the third and early fourth quarter are collected during the late fourth quarter, and early first quarter of the following year.

Intellectual Property

While we have performed no intellectual property protection to date, we intend to assert our rights under trade secret and unfair competition laws, if applicable in the countries where we conduct business to protect our intellectual property, including product designs, property manufacturing processes and technologies, product research and concepts.

Government Regulations

Any company that conducts business in the PRC must have a business license that covers a particular type of work. The business license of each of our subsidiaries in the PRC covers our present manufacturing business.

We are not subject to any environmental controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

Most of our products are certified by UL (Underwriters Laboratories, an independent product safety certification organization headquartered in U.S. with international presence that has been testing products and writing Standards for Safety since 1894), CSA (Canadian Standards Association established in 1919) and ROHS directive (Restriction of Hazardous Substances Directive or RoHS which took effect on July 1, 2006 in the European Union).

Our following subsidiaries in China hold the Certifications from QA International Certification Limited, an UKAS (United Kingdom Accreditation Service) accredited certification body:

Holder	Name	Duration

S.J. Electronics (Gongming loutsun Shenzhen) Co., Ltd.	ISO 140001:2004	Nov 14, 2006 – Nov 30, 2007 (pending to be renewed)

Xujun Electronic (Ganzhou) Co., Ltd	ISO 9001:2000	Nov 9, 2007 – Aug 31, 2008

S.J. Electronics Technology (Shenzhen) Co., Ltd.	ISO 140001:2004	Nov 20, 2007 – Nov 30, 2008

Guangxi Hezhou XU JUN Electronics Co., Ltd	ISO 9001:2000	Nov 10, 2007 – Nov 30, 2008

Employees

As of the date of this prospectus, the Company had over 4,500 employees in total. All of them are full time employees. The following table illustrates the allocation of these employees among the various job functions conducted at the Company:

Manufacturing	3,950
Production Management	154
Quality Control	210
Engineering	100
Administration	230
Production Technology	110

DESCRIPTION OF PROPERTY

The Company does not own any real estate. The Company and its subsidiaries are leasing the following properties:

Lessor	Location	Purpose	Area	Rent	Term
Shenzhen Gong Ming Village Cooperative Co.	Bao An District, No. 3 Industrial Zone, Building 4	Factory	2,500 m2	20,000 RMB/month or approximately $2,928/month	March 8 2007 – March 8, 2010

Shenzhen Gong Ming Village Cooperative Co.	Gong Ming Avenue, Lou Chun District, No. 2 Industrial Zone, Qu Tong Fu Yu Industrial Park, Building 4	Factory	5,115 m2	10,000 RMB/month or approximately $1,464/month	November 17, 2006 – November 17, 2009

Shenzhen Gong Ming Village Cooperative Co.	Bao An District, Gong Ming Avenue, No. 5 and 6 Tong Fu Industrial Park	Factory	10,230 m2	81,840 RMB/month or approximately $11,982/month	May 15, 2006 – May 14, 2009

Guangxi Province He Zhou City Fang Yuan Plastics Manufacturing Co., Ltd.	He Jie Township Factory 2nd Floor	Factory	2,400 m2	10,800 RMB/month or approximately $1,581/month	February 1, 2007 – October 30, 2008

Guangxi Province He Zhou City Fang Yuan Plastics Manufacturing Co., Ltd.	He Jie Township Factory 3nd Floor 3rd floor and 4th Floor	Factory Dormitories	2,400 m2 1,560 m2	17,820 RMB/month or approximately $2,609/month	July 1, 2006 – October 30, 2008

Guangxi Province He Zhou City Fang Yuan Plastics Manufacturing Co., Ltd.	He Jie Township Factory 4th and 5th Floors	Factory	4,800 m2	21,600 RMB/month or approximately $3,163/month	November 1, 2005 – October 30, 2008

All South County Grain Agency	All South County Industrial Park Zone 2, Buildings A, B and C	Factory	14,984.64 m2	52,400 RMB/month or approximately $7,672/month	November 3, 2005 – November 2, 2010

Fuzhou County Printing Factory	Fuzhou County Phoenix Road No. 79 printing factory	Manufacturing and operations	2,743 m2	12,538 RMB/month or approximately $1,836/month	March 1, 2007 – February 28, 2010

FINANCIAL INFORMATION

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND
RESULTS OF OPERATION

Forward Looking Statements

Some of the statements contained in this Management’s Discussion and Analysis (“MD&A”) that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements that such statements, which are contained in this MD&A, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our services;

3. The intensity of competition; and

4. General economic conditions.

All written and oral forward-looking statements made in connection with this MD&A that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Company Overview

SJ Electronics, Inc. (formerly Acheron, Inc.) (“Company”, “we” or “us”) was formed as a Nevada corporation on June 23, 1994 as Harvest E-xpress and later changed its name to HLS (USA), Inc. (from May 1, 1997 through April 12, 2006), and Acheron, Inc. (from April 13, 2006 through March 19, 2008). On March 20, 2008, it changed its name to SJ Electronics, Inc.

On February 13, 2008, the Company entered into and completed the transactions contemplated under a Securities Exchange Agreement (the “Exchange Agreement”) with Yu-Ping “Agatha” Shen, the sole shareholder (the “Shareholder”) of Shing Mei Enterprises Ltd., a corporation organized under the laws of Samoa (“Shing Mei”), pursuant to which the Company purchased from the Shareholder all issued and outstanding shares of Shing Mei’s common stock in consideration for the issuance of 15,000,000 shares of Common Stock of the Company (the “Share Exchange”).

The Share Exchange resulted in a change in control of the Company, with the Shareholder owning 15,000,000 shares of common stock of the Company out of a total of 21,984,215 issued and outstanding shares after giving effect to the Share Exchange, or approximately 68%. As a result of the Share Exchange, (i) Shing Mei became a wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of Shing Mei as its sole business. The transaction was accounted for as a reverse merger (the “Reverse Merger”). As a result, the historical financial results are those of Shing Mei and its subsidiaries.

SJ Electronics, Inc., through Shing Mei and its five subsidiaries, is an international designer, developer and manufacturer of computer components including connectors, wire harness and cable assemblies. SJ Electronics, Inc. specializes in the manufacturing and sales of computer, communication and consumer electronic (3C) power components, including information technology (IT) communications cables, computer & IT appliance power supply cable sets and IT communications signal cable sets.

Approximately 57% of our sales in the first quarter of 2008 were generated from one customer, Taiwan based Lite-On Group, an electronics group company. The other 43% of our business is mainly with other Taiwan based electronics manufacturing services (“EMS”) companies. Over 90% of our sales are to companies that are publicly traded in Taiwan. Our top 10 customers, ranked from largest to smallest, are: Lite-On Group, Silitek Corp., Li Shin International, Yet Foundate Limited, Hamagawa Corp., Rapid Conn, Mentor Media, Northstar Systems Holdings, Real Young Electronics, Beststop Technology.

Our business is impacted by seasonal factors. Usually, 60% of our business occurs in the second half of each year because our products are mainly used in consumer electronics. Thus, there is a major holiday increase in end demand of our products and our business ramps up accordingly in anticipation of this.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2007 and December 31, 2006.

Sales

Our sales for the fiscal year ended December 31, 2007 were $56,355,689, an increase of $14,093,177, or 33.4%, from $42,262,512 for the fiscal year ended December 31, 2006. The increase in sales is attributable to two factors: 1) our sales of existing products to current customers have increased as we have demonstrated our ability to deliver high quality products in a timely and cost effective manner, and 2) we have expanded our product line and are seeing substantial business from customers in these new products, such as Notebook Personal Computers Antennas, RF Cables and LCD Power Converters.

Cost of Goods Sold

Cost of goods sold for the fiscal year ended December 31, 2007 (“fiscal 2007”) was $48,634,296, an increase of $9,562,463, or 24.5%, from 39,071,833 for the fiscal year ended December 31, 2006 (“fiscal 2006”). The increase in cost of goods sold was due to the 33% increase in our sales for fiscal 2007 compared to that of fiscal 2006. We controlled the cost of goods sold in the following ways. We obtained a competitive purchase price for the raw materials by paying in cash instead of by credit. By paying immediately in cash for raw materials, in particular for copper, we are given a discount to market prices by our suppliers. We also began to manufacture our own connectors by integrating our own technology, instead of purchasing the connectors from other manufacturers.

Gross Profit

Gross profit for fiscal 2007 was $7,721,393, an increase of $4,530,714, or 142% from $3,190,679 for fiscal 2006. The gross profit margins were 13.7% for fiscal 2007 and 7.6% for fiscal 2006. The increase in the gross profit margin was a result of the increase in sales while the cost of goods sold was effectively controlled.

Selling Expenses

Selling expenses were $504,937 for fiscal 2007, as compared to $458,075 for fiscal 2006, an increase of $46,862, or 10.2%. The increase was due to the overall increase in sales we experienced.

General and Administrative Expenses

General and administrative expenses were $2,264,487 for fiscal 2007, an increase of $374,234, or 19.8%, as compared to $1,890,253 for fiscal 2006. The increase was a result of additional expenses incurred in preparing Shing Mei for the Reverse Merger.

(Gain) Loss on Disposal of Assets

We incurred a gain of $13,358 on selling our machinery and equipment for fiscal 2007, while we had a loss of $600,115 on disposal of assets due to fixed assets write-off for the fiscal 2006.

Interest Income (Expenses) and Other Income (Expenses)

We incurred interest expenses of $585,382 for fiscal 2007 for the payment of the interests of our accounts receivable financing lines while the interest payment for fiscal 2006 was $86,031 for our accounts receivable financing lines. We intend to increase our borrowings against our accounts receivable as they grow. Other expenses were comprised of other assets write-off at the amount of $113,352 for fiscal 2007 while we had some miscellaneous revenue of $52,515 under other income for fiscal 2006. Such interest expenses and other expenses or income were netted of our interest income and other income or expenses.

Income Taxes

Shing Mei is not subject to any tax in Samoa. Our five subsidiaries in China had the income tax holiday for the fiscal 2007 and 2006. S.J. Electronics (Gongming Loutsun Shenzhen) Co., Ltd. was registered as an assembling factory which has no income tax obligation according to the income tax regulation of the PRC. Our other four subsidiaries in China were qualified for a tax holiday pursuant to the PRC laws and regulations governing foreign invested enterprises for the first two profitable years, followed by a 50% reduction on their income tax for the following three consecutive years.

Net Income

Net income for fiscal 2007 was $4,266,593, an increase of $4,057,873, or 1,944.2%, from $208,720 in fiscal 2006. The increase in net income was due to the economies of scale achieved by the Company in fiscal 2007; while sales increased dramatically, we did not have a correspondingly large increase in operating costs. In addition, our gross margins were higher as a result of our efforts to decrease costs on raw materials as detailed previously.

Comparison of Three Months Ended March 31, 2008 and March 31, 2007.

Sales

During the three months ended March 31, 2008, we had sales of $12,961,563 as compared to sales of $10,838,325 for the three months ended March 31, 2007, an increase of approximately 19.6%. This increase is attributable to the increased sales of wire harnesses and cables. We have been broadening our product offering and improving the quality of our products. Our customers are increasingly satisfied with our ability to deliver quality products in a timely fashion.

Cost of Goods Sold

Cost of goods sold for the three months ended March 31, 2008 increased $1,350,642 or 13.6%, from $9,955,843 for the three months ended March 31, 2007 to $11,306,485 for the three months ended March 31, 2008. The increase was relatively proportional to the corresponding 19.6% increase in our sales for the three months ended March 31, 2008 as compared to that of the same period in 2007.

Gross Profit

Gross profit was $1,655,078 for the three months ended March 31, 2008 as compared to $882,482 for the three months ended March 31, 2007, representing gross margins of approximately 12.8% and 8.1%, respectively. The increase in our gross margins was a result of our efforts to obtain a competitive purchase price of raw materials by paying in cash instead of by credit as detailed previously.

Selling Expenses

Selling expenses totaled $256,935 for the three months ended March 31, 2008, as compared to $290,551 for the three months ended March 31, 2007, a decrease of approximately 11.6%. This decrease is primarily attributable to less shipping expenses incurred in the same period of 2008 than those of 2007.

General and Administrative Expenses

General and administrative expenses totaled $1,968,875 for the three months ended March 31, 2008, as compared to $237,955 for the three months ended March 31, 2007, an increase of $1,730,920, or approximately 727%. This increase was primarily attributable to the increase in loss in foreign currency exchange fluctuation between Chinese Renminbi (“RMB”) and Hong Kong Dollar (“HKD”) as we use RMB and HKD for purchase of raw materials and receive payment for the sale of our products in HKD. As RMB appreciated against HKD in the first quarter of 2008 as compared to the same period in 2007, we incurred losses from the currency exchange. There was also $457,185 consulting expense amortized in connection with our reverse merger in this quarter.

(Gain) Loss on Disposal of Assets

We had a loss of $25,856 on disposal of assets during the three months ended March 31, 2008. We received a gain of $177,706 on selling our machinery and equipment during the three months ended March 31, 2007.

Interest Income (Expenses) and Other Income (Expenses)

We incurred interest expenses of $367,234 for the three months ended March 31, 2008 for the payment of the interests of our standard one year lines of credit and accounts receivable loans while the interest payment for the same period in 2007 was $99,986 for our loans. We currently have total loans outstanding of $18,190,808. Other income was comprised of certain miscellaneous revenue at the amount of $124,158 for the three months ended March 31, 2008 and $231,231 for the same period in 2007.

Income Taxes

Shing Mei is not subject to any tax in Samoa. Our five subsidiaries in China had the income tax holiday for 2007. S.J. Electronics (Gongming Loutsun Shenzhen) Co., Ltd. was registered as an assembling factory which has no income tax obligation according to the income tax regulation of the PRC. Our other four subsidiaries in China were qualified for a tax holiday pursuant to the PRC laws and regulations governing foreign invested enterprises for the first two profitable years, followed by a 50% reduction on their income tax for the following three consecutive years.

Net Income

Our net loss for the three months ended March 31, 2008 was $839,664 as compared to our net income of $662,927 for the three months ended March 31, 2007. The loss was primarily attributable the foreign exchange rate loss and consulting expense amortized.

Liquidity and Capital Resources

As of March 31, 2008, we had cash and cash equivalents of $697,907. Our current assets were $33,990,916, including $20,801,201 accounts receivable. Our current liabilities were $33,225,398, including $18,190,808 short-term loans and $13,148,406 accounts payable. Our total stockholders’ equity as of March 31, 2008 was $5,839,255.

In May and June of 2008, we raised an aggregate of $5,800,000 in gross proceeds from a private placement of the 15% Senior Secured Convertible Notes due 2009. This capital is being used to help fund working capital.

In December of 2007, Shing Mei raised $2,250,000 in gross proceeds in a private placement of the 10% Notes to a number of accredited investors and to non-US persons. The investors in the 10% Notes were also issued warrants to purchase 2,250,000 shares of common stock of Shing Mei at $1.00 per share. Under the terms of the transaction, the 10% Notes were convertible into common stock of a publicly traded US shell company at a conversion price of $0.50 per share and the warrants were exchangeable for warrants of such publicly traded company with similar terms if a reverse merger of Shing Mei with such company would occur. On February 13, 2008, such reverse merger was consummated with SJ Electronics, Inc. and all the 10% Notes were converted into common stock of SJ Electronics, Inc., except for certain notes representing 868,563 shares of common stock, which remain unconverted because of the limitation on its conversion which makes the notes unconvertible to the extent the holder would upon exercise, beneficially own more than 9.9% of the common stock. At the closing of the reverse merger, the warrants issued in connection with the sale of the 10% Notes were exchanged for warrants of SJ Electronics, Inc. with similar terms. The capital raised from the sale of the 10% Notes was used as working capital to finance our operations.

We also utilize bank loans to finance our operations and capital expenditures. Due to the significant growth rate we are experiencing, and the standard 120 day terms we offer to our customers, we anticipate needing additional working capital financing going forward.

Cash Flows

The fiscal year ended December 31, 2007 compared to the fiscal year ended December 31, 2006

Net cash provided by operating activities was $193,991 for fiscal 2007. Net cash used by operating activities was $2,178,848 for fiscal 2006. The negative cash flow from operations for fiscal 2006 was due to the negative cash flow caused by the increase in account receivables of $7,707,919. Accounts receivable only increased by $4,519,582 for fiscal 2007, which allowed us to achieve positive cash flow from operations in 2007.

Net cash used in investing activities was $1,857,128 for fiscal 2007 and $3,445,093 for fiscal 2006. During 2006 and 2007 we invested significantly in both new plants and equipment as we needed to boost production capacity to keep up with the growth in our business.

Net cash provided by financing activities was $1,941,379 for the fiscal 2007 and $7,447,954 for the fiscal 2006. We had a short term loan proceeds of $9,618,150 for the fiscal 2007 as opposed to $1,994,699 for the fiscal 2006, we paid $8,309,267 to All Safe Cable Co., Ltd., a company wholly owned by Yuping “Agatha” Shen, our Chairman and controlling shareholder, at the time of the payment. The payment was a repayment of forgiven money owed by Shing Mei to All Safe Cable Co., Ltd. as a dividend.

Three months ended March 31, 2008 compared to three months ended March 31, 2007

Net cash used in operating activities was $3,237,182 during the three months ended March 31, 2008 and $1,206,480 during the three months ended March 31, 2007. The cash used during the three months ended March 31, 2008 was mainly for the increased levels of prepaid expenses and other receivables and higher inventory of raw materials. The negative cash flow from operations during the three months ended March 31, 2007 was due to increased inventories.

Net cash used in investing activities was $23,644 during the three months ended March 31, 2008 and $981,867 during the three months ended March 31, 2007. We spent $981,867 for the construction of additional manufacturing facilities during the first quarter in 2007. We made minimal improvements to our facilities during the first quarter of 2008.

Net cash provided by financing activities was $2,872,249 during the three months ended March 31, 2008 and $2,913,209 during the three months ended March 31, 2007, a decrease of $40,960. For the three months ended March 31, 2008, although we received $7,538,270 loan proceeds from banks, as opposed to only $1,757,562 for the same period of 2007, we also made a payment of $3,955,722 in 2008 on related party dues we owed, as opposed to related party proceeds of $446,705 for the same period of 2007.

Accounts Receivable

As of March 31, 2008, the Company had accounts receivable of $20,801,201, among which, $9,407,683 were factored as collateral for its short-term bank loans. As of December 31, 2007, the Company had accounts receivable of $21,990,170, among which, $5,169,571 were factored to banks as collateral for bank loans. The Company had no allowance for bad debt provision because since the inception, it has adopted the direct write-off method for bad debts.

Loans

As of March 31, 2008, the Company had several outstanding bank loans which were used primarily for general working capital purposes. These are recurring loans which carry annual interest rates of 5.5% ~7.5% with a term of six months. All bank credit facilities are created under accounts receivable factoring with collectable authority from the customers of the Company. Those bank credit lines are rollover within one-year terms.

The outstanding bank loans are showed in the following table:

March 31,
2008
Short term loans
A/R Factoring
Taipei Fubon Bank Hong Kong Branch	$2,613,670
The Hongkong and Shanghai Banking Corporation Ltd. Mong Kok Branch	5,634,013
En Tie Commercial Bank	1,160,000
A/R Factoring Total:	$9,407,683
Export loans
The Hongkong and Shanghai Banking Corporation Ltd. Mong Kok Branch	$542,950
L/C loans
Taipei Fubon Bank Hong Kong Branch	$168,795
The Hongkong and Shanghai Banking Corporation Ltd. Mong Kok Branch	8,071,380
L/C loans Total:	$8,240,175
Short term loans TOTAL:	$18,190,808

Off Balance Sheet Arrangements

The Company has no off balance sheet arrangements.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of its financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ from estimates.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. The Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. The Company had no allowance for bad debt provision because since its inception, it has adopted the direct write-off method for bad debts.

Inventories

Inventories, which are primarily comprised of raw materials, work-in-process goods, packaging materials, and finished goods, are stated at the lower of cost or net realizable value, using the first-in, first-out (“FIFO”) method. Cost is determined on the basis of a moving average. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. The Company generally recognizes revenue when its products are shipped.

Foreign Currency Translation

The functional currency of Shing Mei is Hong Kong Dollar (“HKD”). The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

However, the functional currency of all five subsidiaries of the Company is the Renminbi (“RMB”), the PRC’s currency. Those subsidiaries maintain their financial statements using their own functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of Shing Mei, which are prepared in HKD, are translated into the Company’s reporting currency, United States Dollars (“USD”). All the financial statements of its subsidiaries, which are prepared in RMB, are translated into the Company’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) as a component of stockholders’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates
Three months ended March 31, 2007	7.72950	7.75180
Three months ended March 31, 2008	7.01200	7.1622

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Rates	Average Rates
Three months ended March 31, 2007	7.81270	7.81350
Three months ended March 31, 2008	7.78190	7.79433

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market for Our Common Stock

Bid and ask quotations for our common stock appear on the OTC Bulletin Board under the symbol “SJEL”. The high and low bid prices for our common stock as reported by Yahoo Finance on July 29, 2008 were: $2.00 and $2.30, and the quarterly high and low bid prices for our common stock over the time since the data first became available, are given below. These over-the-counter market high ask and low bid quotations reflect inter-dealer prices as adjusted as a result of a 2-for-5 reverse stock split effective February 4, 2008, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of July 29, 2008, our common stock was held by approximately 384 holders of record.

Bid Prices

	High	Low
Fiscal 2008
Quarter Ended June 30, 2008	$2.75	$1.75

Quarter Ended March 31, 2008	$2.25	$0.51

Fiscal 2007
Quarter Ended December 31, 2007	$0.20	$0.20

Quarter Ended September 30, 2007*	$0.15	$0.15
_____________
*Earlier data unavailable.

No cash dividends on outstanding common stock have been paid within the last two fiscal years and interim periods. The Company does not anticipate or intend upon paying cash dividends for the foreseeable future.

Dividends

Our board of directors has not declared a dividend on our common stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow operations. We rely on dividends from Shing Mei for our funds and PRC regulations may limit the amount of funds distributed to us from Shing Mei, which will affect our ability to declare any dividends. See "Description of Securities - Common Stock."

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this prospectus, we do not have any securities authorized for issuance under any equity compensation plans and we do not have any equity compensation plans.

Shares Eligible for Future Sale

There is no established trading market for our Common Stock. Future sales of substantial amounts of our Common Stock in the trading market could adversely affect market prices. This is an offering of 13,457,902 shares of our Common Stock by the selling stockholders. As of July 29, 2008, there were issued and outstanding (i) 21,984,215 shares of Common Stock, (ii) 15% Notes in the aggregate amount of $5,800,000 convertible into 4,461,533 shares of Common Stock, (iii) placement agent warrants to purchase 896,154 shares of Common Stock and (iv) warrants to purchase 2,250,000 shares of Common Stock. Assuming conversion of all of the 15% Notes and exercise of all of the warrants, there will be 29,591,902 shares of Common Stock outstanding. 13,457,902 of these shares are being registered for resale in this prospectus.

On November 15, 2007, Shing Mei entered into an engagement agreement with Primary Capital, LLC (“PC”) for the provision of investment banking and other services as in contemplation of a reverse merger of Shing Mei or a company affiliated with Shing Mei with a publicly traded shell company and subsequent financing transaction. Under the terms of these agreements Shing Mei must pay the following:

•	annual retainer of $175,000;
•	a cash fee to PC equal to 10% of the gross proceeds invested in a financing to the investors introduced by PC;
•	warrants to purchase 10% of shares of common stock sold in a financing or underlying securities sold in a financing.

Under the terms of this agreement, for services provided by PC, including payment of fees and expenses associated with the reverse merger, PC and its affiliates shall collectively control ten percent of the shares of common stock of the post-reverse merger entity as of the date of the closing of the 15% Notes financing. On February 13, 2008, we issued to PC 1,828,222 shares of common stock and warrants to purchase 450,000 shares of common stock. On June 10, 2008, we issued to PC warrants to purchase 446,154 shares of common stock.

 None of these shares are currently eligible for resale under Rule 144.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group as of July 29, 2008.

	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1)
Name and Address of Beneficial Owner	Common Stock	Warrants	Common Stock	Warrants

Owner of More than 5% of Class

Professional Offshore Opportunity Fund Ltd. 1400 Old Country Road Suite 206 Westbury, New York 11590 (2)	2,176,437	1,500,000	9.9%	6.4%

Primary Capital, LLC 14 Wall Street, 20th Fl. New York, NY 10005 (3)	1,213,749	896,154	5.5%	3.9%

Directors and Executive Officers

Yu Ping “Agatha” Shen (Chairman and CFO) (4) (6)	15,000,000	0	68%	0

Chia Hsiang “Peter” Chang (President) (5) (6)	250,000	0	1.1%	0

Ming-Kong “Michael” Ho (Director) (6)	0	0	0	0

Zheng James Chen (Director) 25 East Cheryl Road Pine Brook, NJ 07058	0	0	0	0

All Directors and Executive Officers (4 persons)	15,250,000	0	69.1%	0

(1)
In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on July 29, 2008, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of July 29, 2008 ), and (b) the denominator is the sum of (i) the 21,984,215 shares outstanding on July 29, 2008 and (ii) the number of shares of common stock which such selling stockholders has the right to acquire within 60 days of July 29, 2008 upon conversion of the notes and exercise of warrants. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2)
Under the Exchange Agreement, on February 13, 2008 we issued to Professional Offshore Opportunity Fund Ltd. who had been an investor in the 10% Secured Convertible Notes (the “10% Notes”) of Shing Mei, 2,176,437 shares of our common stock in exchange for a portion of the 10% Note of Shing Mei, and warrants to purchase 1,500,000 shares of our common stock at $1.00 per share in exchange for warrants of Shing Mei issued to Professional Offshore Opportunity Fund Ltd. in connection with the sale and issuance of the 10% Notes. A portion of the 10% Note representing 868,563 shares of common stock remains unconverted because of the limitation on its conversion which makes the note unconvertible to the extent the holder would upon exercise, beneficially own more than 9.9% of the common stock. The warrants contain limitation on their exercise, which makes the warrants unexercisable to the extent the holder would upon exercise, beneficially own more than 9.9% of the common stock.

(3)
On February 13, 2008 we issued a total of 1,828,222 shares of our common stock to Primary Capital, LLC in compensation for fees and expenses, paid by Primary Capital, LLC on behalf of SJ Electronics, Inc., and for merger, acquisition and investment banking advisory services rendered, and warrants to purchase 450,000 shares of our common stock in exchange for warrants of Shing Mei issued to Primary Capital, LLC in connection with the sale of the 10% Notes. On June 10, 2008 we also issued the warrant to purchase 446,154 shares of our common stock to Primary Capital in connection with the sale of the 15% Notes. Primary Capital, LLC transferred 614,473 shares of common stock in consideration for consulting services to certain persons, each of whom is listed in the “Selling Stockholders” section of this prospectus.

(4)	On February 13, 2008, pursuant to the Exchange Agreement we issued 15,000,000 shares of our common stock to Ms. Shen in exchange for all of the equity of Shing Mei.

(5)
Includes 250,000 shares of our common stock issued to Mr. Chang pursuant to his employment agreement with Shing Mei, dated January 31, 2008 upon achievement of certain milestones by the Company. 750,000 shares of our common stock have been placed in escrow and will be released to Mr. Chang if the remaining milestones have been achieved by the Company.

(6)	The address of each of the officers and directors (except for Zheng James Chen) named in the table is 5F, No. 166, Sinhu 2nd Road, Weihu District, Taipei City 114, Taiwan.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

Our executive officers and directors as of the date of this prospectus are as follows:

Directors and Executive Officers	Position/Title	Age

Yu Ping “Agatha” Shen	Director, Chairman of the Board, Chief Financial Officer	49

Chia Hsiang “Peter” Chang	Director, President	44

Ming-Kong “Michael” Ho	Director	50

Zheng James Chen	Director	42

The following is a summary of the biographical information of our directors and officers:

Yu Ping “Agatha” Shen has been Director of the Company since February 2008. She has been Chairman of the Board and Chief Financial Officer of the Company since May 2008. Ms. Shen has also been the President of Shing Mei since March 2002. She has also been Chairman of S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd., Guangxi Hezhou XU JUN Electronics Co., Ltd., Xujun Electronic (Ganzhou) Co., Ltd., S.J. Electronics Technology (Shenzhen) Co., Ltd., TechPower-Semi Enterprise Co., Ltd., S.J. International Pte., Ltd., each a subsidiary of Shing Mei. Ms. Shen holds a degree from Shih Hsing University in Taiwan.

Chia-Hsiang “Peter” Chang has been Director and President of the Company since May 2008. He has been General Manager of Shing Mei since March 2002. Mr. Chang earned a degree in mechanical engineering from National Taipei University of Technology, Taiwan in 1983. Mr. Chang overseas all manufacturing and manages all the day to day operations of the Company.

Ming-Kong “Michael” Ho has been Director and Vice President of Sales and Marketing of the Company since March 2008. He has been Vice President of Sales and Marketing of Shing Mei since March 2006. From January 2002 through December 2004, he was CEO of Lee Sheng Footware. From January 2005 through February 2006, he was a specialist at Phino Electronics Ltd. Mr. Ho holds degrees in electrical engineering from Taipei Industrial Technology and in computer science from UCLA.

Zheng James Chen has been Director of the Company since May 2008. Mr. Chen has more than twenty years of business management experience. From 2003 until 2005 he was research associate at Fulcrum Global Partners. From 2005 until present Mr. Chen has been vice-president and senior research analyst at BB&T Capital Markets. Mr. Chen holds degrees in business administration, finance and accounting from New York University, in chemical engineering from University of Connecticut and in polymer material engineering from East China University of Science and Technology. Mr. Chen has not had any relationship with us (either as a partner, stockholder or employee) in the past three years and he is qualified as an independent director as defined by rules of the Nasdaq Stock Market.

All of our directors hold offices until our next annual meeting of the shareholders and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors.

Our directors and executive officers have not, during the past five years:

•	had any bankruptcy petition filed by or against any business of which he was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacate

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Our board of directors has not yet determined whether we have a member who qualifies as an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K, and is "independent" as the term is used in Rule 10A-3(b) under the Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee, and our board of directors currently acts as our audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our company, however, recognizes the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert.

Compensation Committee

We do not presently have a Compensation Committee. Our board of directors presently performs that function.

Nominating Committee

We do not presently have a Nominating Committee. Our board of directors presently performs that function.

  EXECUTIVE COMPENSATION

The following is a summary of the compensation paid by us to the individuals who have served as our CEO or CFO for the two years ended December 31, 2007 and 2006. Other than Mr. Chang, no executive officer received compensation in excess of $100,000 in 2006 or 2007.

.
		Salary (cash or non-cash)	Total
Name and Principal Position	Year	($)	($)

Yu Ping “Agatha” Shen	2007	94,697	94,697
Chairman and CFO	2006	94,697	94,697

Chia Hsiang “Peter” Chang	2007	113,636	113,636
Director and President	2006	113,636	113,636

Employment Agreements

Shing Mei has entered into employment agreements with each of Yu Ping “Agatha” Shen, Peter Chang and Michael Ho to act as its President, General Manager and Vice President, respectively.

Other than the compensation provisions, the agreements are identical in al material respects. Under the terms of the agreement, the Company will pay compensation to each as follows (based on $1 USD = 31.68 TWD):

Agatha Shen

Salary: $94, 697 USD (TWD 3,000,000) base salary per annum, payable monthly.

Peter Chang

Salary: $113,636 USD (TWD 3,600,000) base salary per annum, payable monthly.

Under the terms of Mr. Chang’s employment agreement as amended, the Company, at the closing of the Reverse Merger, deposited into escrow 1,000,000 shares of Common Stock that will be released to him as follows:

Event	Shares Released
Timely filing of the Company’s 2007 annual report on Form 10-K	125,000
2007 pre tax income greater than $4,000,000	125,000
Timely filing of the Company’s 2008 annual report on Form 10-K	125,000
2008 pre tax income equal to or greater than $11,000,000	625,000

The first two milestones have been achieved and on June 27, 2008, 250,000 shares of our Common Stock were released to Mr. Chang from the escrow. Our stock price on June 27, 2008 was $2.75 per share as reported by OTCBB. Therefore, the dollar value of the stock grant to Mr. Chang was $687,500.

Mike Ho

Salary: $29,545 USD (TWD 936,000) base salary per annum, payable monthly
Annual bonus (not guaranteed): one month salary
Performance bonus: 20% of the annual base

Each of the agreements has a term of one year. The Company may terminate Ms. Shen for cause without paying any compensation. As used in the agreement, the term “for cause” means:(i) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) a material breach of the agreement, which breach is not cured within 10 days after written notice of such breach is delivered by the Company; (iv) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within 10 days after written notice is delivered by the Company; or (v) malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally.

Each of the agreements contains standard non-disclosure and prohibits the employee from competing with the Company in its territory for a period of two years following the termination of employment for any reason

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2007 and 2006, we did not have any stock option plan or stock incentive plan and there were no outstanding equity awards.

Director Compensation

We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of such compensation program will be negotiated with each such director.

None of our officers and directors received any option grants or exercised any options during the last fiscal year.

Compensation Discussion and Analysis

SJEL strives to provide its named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in the same or similar locality.

It is not uncommon for Taiwan and PRC private corporations to have base salaries as the sole and only form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and with consideration of the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. Such compensation program shall be comparative to our peers in the industry and aimed to retain and attract talented individuals.

We will also consider forming a Compensation Committee comprising predominantly of independent directors to oversee the compensation of our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except for the ownership of the Company’s securities, and except as set forth below and in Note 15 “Related Party Transactions” to our Consolidated Financial Statements as of December 31, 2007 and 2006, none of the directors, executive officers, holders of more than five percent of the Company’s outstanding common stock, or any member of the immediate family of any such person have, to the knowledge of the Company, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect the Company.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of independent directors. Zheng James Chen has not had any relationship with us (either as a partner, stockholder or employee) in the past three years and he is qualified as an independent director as defined by rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

To our knowledge, there is no material litigation pending or threatened against us.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of (i) 100,000,000 shares of Common Stock, par value $0.001 per share, of which there are 21,984,215 shares issued and outstanding, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) .

The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation, our By-laws and by the applicable provisions of Nevada law.

Common Stock

All shares of Common Stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The Common Stock is not redeemable and has no conversion or preemptive rights. In the event of liquidation of the Company, the holders of Common Stock will share equally in any balance of the Company's assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of Common Stock are entitled to equal dividends and distributions per share with respect to the Common Stock when, as and if, declared by the board of directors from funds legally available.

Preferred Stock and Warrants

For a more detailed description of our preferred stock and warrants, please see the discussion in the “Business” section of this prospectus. In addition to the 100,000,000 shares of Common Stock, we are authorized to issue 5,000,000 shares of Preferred Stock. Shares of the Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof.

The issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

LEGAL MATTERS

Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

EXPERTS

Kempisty & Company Certified Public Accountants, P.C., independent registered public accountants, have audited our financial statements included in this registration statement to the extent and for the periods set forth in their report. We have relied on such reports given upon the authority of such firm as experts in accounting and auditing.

 INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-K promulgated under the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in us or our parents or subsidiaries, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Previous Independent Accountants

On April 23, 2008, we dismissed Kempisty & Company Certified Public Accountants, P.C., as our independent accountant. The reports of Kempisty & Company Certified Public Accountants, P.C., on our financial statements for each of the past two fiscal years contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change independent accountants was approved by our Board of Directors on April 23, 2008.

During our two most recent fiscal years and through the date of this report, we have had no disagreements with Kempisty & Company Certified Public Accountants, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Kempisty & Company Certified Public Accountants, P.C., would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods.

We provided Kempisty & Company Certified Public Accountants, P.C., with a copy of this disclosure before its filing with the SEC. We requested that Kempisty & Company Certified Public Accountants, P.C., provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and we received a letter from Kempisty & Company Certified Public Accountants, P.C., stating that it does agree with the above statements. A copy of such letter, dated as of April 28, 2008, is filed as Exhibit 16.1 to our current report on Form 8-K filed with the SEC on April 29, 2008.

New Independent Accountants

Our Board of Directors appointed Bagell, Josephs, Levine & Company, L.L.C. as our new independent registered public accounting firm effective as of April 23, 2008. During the two most recent fiscal years and through the date of our engagement, we did not consult with Bagell, Josephs, Levine & Company, L.L.C. regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

FINANCIAL STATEMENTS

Our consolidated audited financial statements for the fiscal years ended December 31, 2007 and 2006, together with the report of the independent certified public accounting firm thereon and the notes thereto, are presented beginning at page F-1. Our unaudited consolidated financial statements for the three months ended March 31, 2008 and 2007 are presented beginning at page F-22.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Although we will not receive any of the proceeds from the sale of the shares being registered in this registration statement, we have agreed to bear the costs and expenses of the registration of those shares. Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are as follows:

SEC Registration Fee	$1,190
Professional Fees and Expenses*	$90,000
Filing, Printing and Shipping Fees *	$2,000
Total	$93,190 *

*  Estimates

Item 14. Indemnification of Directors and Officers

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Item 15. Recent Sales of Unregistered Securities

On May 15, 2008 we entered into and consummated the Note Purchase Agreement to sell to certain accredited investors and to non-US persons 15% Notes at closings to occur on or before July 31, 2008. On May 15, 2008 the first closing under the Purchase Agreement took place at which we sold to certain investors and to non-US persons 15% Notes in the aggregate principal amount of $2,950,000. On May 30, 2008 the second closing under the Note Purchase Agreement took place at which we sold to certain investors and to non-US persons 15% Notes in the aggregate principal amount of $700,000. On June 10, 2008 the third and the final closing under the Note Purchase Agreement took place at which we sold to certain investors and to non-US persons 15% Notes in the aggregate principal amount of $2,150,000. The aggregate principal amount of the 15% Notes sold at all three closings under the Note Purchase Agreement was $5,800,000. The transaction qualified as an exempt transaction under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D and Regulation S promulgated thereunder.

On February 13, 2008 we acquired Shing Mei Enterprises Ltd. (“Shing Mei”) by entering into a reverse merger transaction. In the reverse merger, pursuant to a Securities Exchange Agreement (the “Exchange Agreement”) we acquired all of the equity of Shing Mei, a Samoa corporation engaged in the business of manufacturing computer components, in exchange for issuing 15,000,000 shares of Common Stock, representing approximately 68% of our outstanding common stock, to the owner of Shing Mei. Under the Exchange Agreement, we also issued to a number of investors who previously had provided bridge financing to Shing Mei, 3,698,937 shares of our common stock in exchange for promissory notes evidencing debt obligations by Shing Mei, and warrants to purchase 2,250,000 shares of our common stock at $1.00 per share in exchange for warrants of Shing Mei issued to the investors in the bridge financing. The transaction qualified as an exempt transaction under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D and Regulation S promulgated thereunder.

On November 15, 2007, Shing Mei entered into an engagement agreement with Primary Capital, LLC (“PC”) for the provision of investment banking and other services as in contemplation of a reverse merger of Shing Mei with a publicly traded shell company and a future financing transaction. Under the terms of this agreement Shing Mei must pay the following:

•	annual retainer of $175,000;
•	a cash fee to PC equal to 10% of the gross proceeds invested in a financing to the investors introduced by PC;
•	warrants to purchase 10% of shares of common stock sold in a financing or underlying securities sold in a financing.

Under the terms of this agreement, for services provided by PC, including payment of fees and expenses associated with the reverse merger, PC and its affiliates shall collectively control ten percent of the shares of common stock of the post-reverse merger entity as of the date of the closing of the 15% Notes financing. On February 13, 2008, we issued to PC 1,828,222 shares of common stock and warrants to purchase 450,000 shares of common stock. On June 10, 2008, we issued to PC warrants to purchase 446,154 shares of common stock. The transaction qualified as an exempt transaction under Section 4(2) of the Securities Act, as amended, and Rule 506 of Regulation D promulgated thereunder.

 In April 2006, we issued 4,000,000 post-split shares of common stock to Steven L. White for $10,000.  In May 2006, we issued an additional 4,000,000 post-split shares of common stock to Steven L. White for $10,000. Also in May 2006 the Company issued 500,000 shares of restricted common stock to an investor for $2,500 and 500,000 shares to an investor for $2,500. In June 2006 the Company issued two convertible promissory notes for $2,500 each for a total of $5,000, bearing interest at 8% per annum and convertible into 500,000 shares of common stock each. The transactions qualified as exempt transactions under Section 4(2) of the Securities Act, as amended.

Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three years from the date of this registration statement.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation of SJ Electronics, Inc., as amended.(1)

3.2	Amended and Restated Bylaws of SJ Electronics, Inc. (1)

3.3	Specimen Common Stock Certificate*

3.4	Form of 15% Senior Secured Convertible Note due 2009 (2)

4.1	Form of Warrant*

4.2	Form of Placement Agent Warrant issued on June 10, 2008*

5.1	Legal Opinion of Guzov Ofsink, LLC regarding legality of the common stock being registered.*

10.1	Securities Exchange Agreement, dated as of February 13, 2008, by and between the Company and Shing Mei*

10.2	Form of Note Purchase Agreement, dated as of May 15, 2008, by and among the Company and each of the other investors party thereto (2)

10.3
Form of Pledge and Security Agreement dated as of May 15, 2008 by the Company and Agatha Shen in favor of Tri-State Title & Escrow, LLC in its capacity as Collateral Agent for and on behalf of the noteholders (2)

10.4	Form of Lockbox Agreement dated as of May 15, 2008 by and among the Company, the Collateral Agent and Ming Liu in his capacity as Lockbox Agent (2)

10.5	Form of Collateral Agency Agreement dated as of May 15, 2008 by and among the Collateral Agent and the noteholders listed as parties thereto (2)

10.4	Engagement Agreement dated November 15, 2007 by and between Shing Mei and Primary Capital, LLC*

10.5	Modification Agreement dated February 12, 2008 to the Engagement Agreement dated November 15, 2007 by and between Shing Mei and Primary Capital, LLC.*

10.6	Employment Agreement dated January 31, 2008 by and between Shing Mei and Agatha Shen. (3)

10.7	Employment Agreement dated January 31, 2008 by and between Shing Mei and Peter Chang. (3)

10.8	Addendum dated March 5, 2008 to the Employment Agreement dated January 31, 2008 by and between Shing Mei and Peter Chang. (4)

10.9	Employment Agreement dated January 31, 2008 by and between Shing Mei and Mike Ho. (3)

10.10	Securities Purchase Agreement dated December 20, 2007 by and among Shing Mei and the purchasers listed as parties thereto.*

16.1	Letter from Kempisty & Company Certified Public Accountants, PC to the SEC (5)

21.1	List of Subsidiaries*

23.1	Consent of counsel to the use of the opinion annexed at Exhibit 5.1 (contained in the opinion annexed at Exhibit 5.1)

23.2	Consent of Kempisty & Company Certified Public Accountants, PC, for use of their report.*
__________________
(1)	Incorporated by reference to the Company’s Registration Statement on Form 10-SB filed November 21, 2006.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed May 25, 2008.

(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed February 14, 2008.

(4)	Incorporated by reference to the Company’s Current Report on Form 8-K filed March 10, 2008.

(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed April 29, 2008.

*	Filed herewith.

 (b) Financial Statement Schedules.  None

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)       File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Taipei, Taiwan, on August 1, 2008.

SJ Electronics, Inc.

s/ Peter Chang
By Peter Chang
President and Director (principal executive officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Peter Chang	August 1, 2008
Peter Chang, President and Director (principal executive officer)

/s/ Agatha Shen	August 1, 2008
Agatha Shen, Chairman and Chief Financial Officer and Director (principal financial officer)

/s/ Mike Ho	August 1, 2008
Mike Ho, Director

/s/ James Chen	August 1, 2008
James Chen, Director

ACHERON, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2007

ACHERON, INC.

INDEX

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Acheron, Inc.

We have audited the accompanying balance sheets of Acheron, Inc. as of December 31, 2007 and 2006 and the related consolidated statements of operations, changes in stockholder’s equity and comprehensive income (loss) and cash flows for each of the years in the two year period ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the accompanying consolidated balance sheets as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss) and cash flows for the years then ended have been restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acheron, Inc. at December 31, 2007 and 2006 and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2007 in conformity with accounting principles generally accepted in the in the United States of America.

[sig]
Kempisty & Company
Certified Public Accountants PC
New York, New York
March 14, 2008 (Except for Note 1, July 31, 2008)

Acheron, Inc.
Consolidated Balance Sheets
(In US Dollars)

	December 31,	December 31,
	2007	2006
	(restated)	(restated)
ASSETS
Current Assets
Cash and cash equivalents	$812,274	$464,693
Accounts receivable, net (Note 4)	21,990,170	17,470,588
Inventory (Note 5)	7,274,943	5,437,952
Due from related parties (Note 15)	-	214,632
Prepaid expenses and other receivables	104,514	91,189
Security deposit	114,703	-
Total Current Assets	30,296,604	23,679,054
Deferred debt issuance cost	185,123	-
Property, plant and equipment, net (Note 7)	5,205,148	4,039,132
Total Assets	$35,686,875	$27,718,186

LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$13,566,018	$11,860,099
Short-term loans (Note 8)	10,652,538	3,099,265
Convertible notes payable (Note 16)	2,250,000	-
Wages payable	671,010	653,804
Capital lease payable (Note 9)	179,305	-
Interest payable	24,478	-
Due to related parties (Note 15)	4,578,420	2,526,330
Total Current Liabilities	31,921,769	18,139,498
Capital lease payable (Note 9)	226,220	-
Total Liabilities	32,147,989	18,139,498

Commitments and Contingencies (Note 11)	-	-

Stockholder's Equity
Preferred stock ($0.001 par value, 5,000,000 shares authorized, none issued and outstanding) (Note 2)	-	-
Common stock ($0.001 par value, 40,000,000 shares authorized, 15,000,000 issued and outstanding) (Note 2)	15,000	15,000
Additional Paid-in Capital (Note 2)	3,611,503	8,683,710
Retained earnings-Restricted (Note 10)	-	-
Retained earnings-Unrestricted	-	1,010,218
Accumulated other comprehensive income (loss)	(87,617)	(130,240)
Total Stockholder's Equity	3,538,886	9,578,688
Total Liabilities and Stockholder's Equity	$35,686,875	$27,718,186

The accompanying notes are an integral part of these financial statements.

Acheron, Inc.
Consolidated Statements of Operations
(In US Dollars)

	For The Year Ended December 31,
	2007	2006
	(restated)	(restated)

Sales	$56,355,689	$42,262,512
Cost of goods sold	(48,634,296)	(39,071,833)
Gross Profit	7,721,393	3,190,679
Operating Costs and Expenses:
Selling expenses	504,937	458,075
General and administrative	2,264,487	1,890,253
(Gain) loss on disposal of assets	(13,358)	600,115
Total operating costs and expenses	2,756,066	2,948,443
Income From Operations	4,965,327	242,236
Interest income (expenses) - net	(585,382)	(86,031)
Other income (expenses) - net	(113,352)	52,515

Income Before Income Taxes	4,266,593	208,720
Income taxes	-	-

Net income	4,266,593	208,720

Other Comprehensive Income:
Foreign currency translation adjustment	42,623	(227,590)

Comprehensive income	$4,309,216	$(18,870)
Basic and diluted earnings per share	$0.28	$0.01
Basic and diluted weighted average shares outstanding	15,000,000	15,000,000

The accompanying notes are an integral part of these financial statements.

Acheron, Inc.
Consolidated Statements of Changes in Stockholder’s Equity and Comprehensive Income (Loss)
For the years ended December 31, 2007 and 2006
(In US Dollars)
(Restated)

						Accumulated
	Common Stock		Additional	Retained	Retained	Other
	$0.001 par value		Paid-in	Earnings	Earnings	Comprehensive
	Shares	Amount	Capital	Restricted	Unrestricted	Income (Loss)	Total
Balance, December 31, 2005	15,000,000	$15,000	$5,614,185	$-	$801,498	$97,350	$6,528,033
Additional paid-in capital	-	-	3,069,525	-	-	-	3,069,525
Net income	-	-	-	-	208,720	-	208,720
Foreign currency translation adjustment	-	-	-	-	-	(227,590)	(227,590)
Balance, December 31, 2006	15,000,000	15,000	8,683,710	-	1,010,218	(130,240)	9,578,688
Additional paid-in capital	-	-	(2,039,751)	-	-	-	(2,039,751)
Dividend	-	-	(3,032,456)	-	(5,276,811)	-	(8,309,267)
Net income	-	-	-	-	4,266,593	-	4,266,593
Foreign currency translation adjustment	-	-	-	-	-	42,623	42,623
Balance, December 31, 2007	15,000,000	$15,000	$3,611,503	$-	$-	$(87,617)	$3,538,886

The accompanying notes are an integral part of these financial statements.

Acheron, Inc.
Consolidated Statements of Cash Flows
(In US Dollars)

	For The Year Ended
	December 31,
	2007	2007
	(restated)	(restated)
Operating activities
Net income	$4,266,593	$208,720
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	691,112	491,307
(Gain) loss on disposal of assets	(13,358)	600,115
Changes in operating assets and liabilities:
Accounts receivable, net	(4,519,582)	(7,707,919)
Prepaid expenses and other receivables	(13,325)	(89,404)
Security deposit	(114,703)	-
Inventory	(1,850,349)	(1,609,050)
Interest payable	24,478	-
Wages payable	17,206	506,551
Accounts payable and accrued liabilities	1,705,919	5,420,832
Net cash provided by (used in) operating activities	193,991	(2,178,848)
Investing activities
Property, plant and equipment additions	(1,857,128)	(3,445,093)
Net cash provided by (used in) investing activities	(1,857,128)	(3,445,093)
Financing activities
Due from related parties	214,632	(142,600)
Due to related parties	2,052,090	2,526,330
Short term loan proceeds	9,618,150	1,994,699
Long-term Loans Payable	405,525	-
Additional Paid-in Capital	(2,039,751)	3,069,525
Dividend	(8,309,267)	-
Net cash provided by (used in) financing activities	1,941,379	7,447,954
Effect of exchange rate changes on cash and cash equivalents	69,339	(1,427,820)
Increase (decrease) in cash and cash equivalents	347,581	396,193
Cash and cash equivalents, beginning of year	464,693	68,500
Cash and cash equivalents, end of year	$812,274	$464,693
Interest paid	$590,304	$89,066
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 1 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

SJ’s previously issued financial statements are being restated as a result of an internal review of its previously issued financial statements. SJ determined that it incorrectly calculated its foreign exchange gain (loss) and incorrectly reflected a related party liability as a contribution to capital. SJ also believes such restatements reflect the correction of any errors and omissions of material disclosures in the financial statements in accordance with SFAS 154: Accounting changes and error corrections (as amended).

The following are explanations of the restatement adjustments and presentation of affected accounts in the consolidated balance sheet and statement of operations as previously reported and restated.

Statements of Operations and Statements of Changes in Stockholders’ Equity and Comprehensive Income for the years ended December 31, 2007 and 2006

The Company restated its operating income and comprehensive income (loss) for the years ended December 31, 2007 and 2006 due to an incorrect calculation of the foreign exchange gain (loss). The losses on foreign change charged to operations in 2007 and 2006 were $240,167 and $133,330, respectively.

Balance Sheets December 31, 2007 and 2006

Adjustments were made to Due to affiliates and additional paid in capital to reflect the $4,566,081 and $2,526,330 related party liabilities reflected as contributed capital at December 31, 2007 and 2006.

The consolidated financial statements as of December 31, 2007 and 2006 and for the ended December 31, 2007 and 2006, and the notes thereto, have been restated to include the items identified above. The following financial statement line items were impacted:

Consolidated Balance Sheet

	As Previously
	Reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2007	2007
Due to related parties	$12,339	$4,578,420
Additional paid in capital	8,551,081	3,611,503
Retained earnings	-	-
Accumulated other comprehensive income (loss)	(461,114)	(87,617)

	As Previously
	Reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2006	2006
Due to related parties	$-	$2,526,330
Additional paid in capital	11,210,040	8,683,710
Retained earnings	1,143,548	1,010,218
Accumulated other comprehensive income (loss)	(263,570)	(130,240)

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 1 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (continued)

Consolidated Statement of Operations

	As Previously
	Reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2007	2007
General and administrative	$2,024,320	$2,264,487
Total operating costs and expenses	2,515,899	2,756,066
Income From Operations	5,205,494	4,965,327
Income Before Income Taxes	4,506,760	4,266,593
Net income	4,506,760	4,266,593
Foreign currency translation adjustment	(197,544)	42,623
Basic and diluted earnings per share	0.30	0.28

	As Previously
	Reported	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2006	2006
General and administrative	$1,756,923	$1,890,253
Total operating costs and expenses	2,815,113	2,948,443
Income From Operations	375,566	242,236
Income Before Income Taxes	342,050	208,720
Net income	342,050	208,720
Foreign currency translation adjustment	(360,920)	(227,590)
Basic and diluted earnings per share	0.02	0.01

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 2 – ORGANIZATION AND NATURE OF BUSINESS

Organization and Operations

Acheron was formed as a Nevada corporation on June 23, 1994 as Harvest E-xpress.  On May 1, 1997, it changed its name to HLS (USA), Inc. On April 13, 2006, it changed its name to Acheron, Inc.  Originally, Acheron’s business was grain cutting and custom machine hire.  It did not succeed in its business and it began seeking another opportunity.  In 1997, Acheron purchased HLS Corporation Unlimited to pursue the business of HLS whose asset consisted of securities representing approximately a 46% indirect interest in Henan Xinfei Co. Ltd., a Sino-foreign equity joint venture engaged in the manufacture and sale of refrigerators and freezers in China.  The terms of the acquisition were never met and in August 1999, it completed the unwinding of the transaction with HLS and Acheron has been inactive since that time.

On February 13, 2008, Acheron, Inc. (the “Acheron”) entered into and completed the transactions contemplated under a Securities Exchange Agreement (the “Exchange Agreement”) with the shareholder (the “Shareholder”) of Shing Mei Enterprises Ltd., a corporation organized under the laws of Samoa (the ”Company,” “we” or “Shing Mei”), pursuant to which the Acheron purchased from the Shareholder all issued and outstanding shares of the Company’s common stock in consideration for the issuance of 15,000,000 shares of common stock of the Company, (the "Share Exchange").

The Share Exchange resulted in a change in control of Acheron with the Shareholder owning 15,000,000 shares of common stock of the Company out of a total of 21,984,215 issued and outstanding shares after giving effect to the Share Exchange, or approximately 68%.  Also, the Shareholder was elected a director of the Company (as well as certain of Shareholder’s nominees, subject to the Company’s disclosure obligations under the Securities Exchange Act of 1934, as amended) and appointed as its executive officer.  As a result of the Exchange Agreement, (i) Shing Mei became a wholly-owned subsidiary of Acheron and (ii) Acheron succeeded to the business of Shing Mei as its sole business.   Accordingly, Acheron intends to change its name to Shing Mei Enterprises Limited.

In addition, Acheron issued into escrow for the benefit of one of Shing Mei’s executive officers, 1,000,000 shares that will be released to that individual upon the Company meeting certain earnings and other milestones .

As part of a Securities Exchange Agreement in February, 2008, Acheron issued 4,567,500 shares of its common stock and five year warrants to purchase 2,250,000 shares at $1.00 per share to a number of accredited investors who previously had provided bridge financing to Shing Mei. These issuances were made in exchange for promissory notes evidencing debt obligations by Shing Mei and warrants to purchase Shing Mei shares.

In addition, Acheron agreed to issue a total of 1,828,222 Acheron shares and warrants to purchase 450,000 shares of Acheron common stock to the placement agent for a bridge financing that was recently completed by the Company and for other investment banking services.

As a result of the Exchange Agreement, (i) Shing Mei became a wholly-owned subsidiary of Acheron and (ii) Acheron succeeded to the business of Shing Mei as its sole business.

Shing Mei Enterprises Ltd. (“ShingMei”) was incorporated in SAMOA in August of 2003. In September 2004, the Company increased its registered capital to $4,000,000. The incremental part of $3,000,000 was the result of new investment from the shareholder. As at December 31, 2006, the Company has had registered capital of $4,000,000 $1.00 par value capital shares authorized, issued and outstanding.

In October 2004, ShingMei acquired 100% ownership of S.J. Electronics (Gongming loutsun Shenzhen) Co., Ltd., located in the City of Shenzhen in the Peoples Republic of China (“PRC”).

In November 2005, ShingMei established its own 100% subsidiary, Xujun Electronic (Ganzhou) Co., Ltd, located in the city of Quannan of Jiangxi Province in PRC.

In January 2006, ShingMei established its own 100% subsidiary, Guangxi Hezhou Xujun Electronics Co., Ltd. located in the city of Hezhou of Guangxi Province in PRC.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 2 – ORGANIZATION AND NATURE OF BUSINESS (continued)

In August 2006, ShingMei established its own 100% subsidiary, S.J. Electronics Technology (Shenzhen) Co., Ltd. located in the city of Shenzhen of Guangdong Province in PRC.

In August 2007, ShingMei established its own 100% subsidiary, FuChuan Xujun science and Technology Electronics Co., Ltd. located in the city of FuChuan of Guangxi Province in PRC.

ShingMei owns 100% equity interest on its five subsidiaries (collectively referenced throughout as the “Company”) as at September 30, 2007, located in Shenzhen of Guangdong Province, Jiangxi Province and Guangxi Province in PRC individually.

The Company’s primary business activities are the manufacture of electronic cable products and assembling on wire harness by its five subsidiaries in PRC, and sales of overseas by the Company.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the ShingMei and its subsidiaries. Significant intercompany transactions have been eliminated on consolidation.

In the opinion of the management, the consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of December 31, 2007 and as of December 31, 2006 and the results of operations and cash flow for the years ended December 31, 2007 and 2006, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in PRC do not provide insurance for funds held on deposit.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. The Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. The Management’s judgment and assessment on customers credit is severely to approve. The Company does not provide for a bad debt allowance but uses the direct write-off method due to its historical collection experiences. There was no bad debt as at December 31, 2007 and 2006.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories, which are primarily comprised of raw materials, work-in-process goods, packaging materials, and finished goods, are stated at the lower of cost or net realizable value, using the first-in, first-out (“FIFO”) method. Cost is determined on the basis of a moving average. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 0% salvage value of original cost, over the estimated useful lives of the assets as follows:

Molds	2 years
Machinery and equipment	10 years
Electronic equipment	10 years
Computer equipment	10 years
Office equipment	10 years
Automobile	10 years
Leasehold improvement	10 years
Other equipment	10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.

Impairment of Long-Lived Assets

The Company evaluates potential impairment of long-lived assets, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which requires the Company to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. The Company believes that long-lived assets in the accompanying balance sheets are appropriately valued as at December 31, 2007 and 2006.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. The Company generally recognizes revenue when its products are shipped.

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

The Company maintains cash balances at various financial institutions in PRC which do not provide insurance for amounts on deposit.

The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area. The Company mitigates this risk by spreading its deposits over 20 banks.

The Company operates principally in PRC and grants credit to its customers. Although the PRC is economically stable, it is always possible that unanticipated events both domestically and in foreign countries could disrupt either the Company’s operations or those of its customers.

Foreign Currency Translation

The functional currency of ShingMei is Hong Kong Dollar (“HKD”). The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

However, the functional currency of all four subsidiaries of the Company is the Renminbi (“RMB”), the PRC’s currency. Those Subsidiaries maintain their financial statements using their own functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of ShingMei, which are prepared in HKD, are translated into the Company’s reporting currency, United States Dollars (“USD”). All the financial statements of its four subsidiaries, which are prepared in RMB, are translated into the Company’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in the owners’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2005	8.06704	8.18197
Year ended December 31, 2006	7.79750	7.96369
Year ended December 31, 2007	7.29410	7.44713

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Rates	Average Rates
Year ended December 31, 2005	7.75353	7.77788
Year ended December 31, 2006	7.77938	7.76895
Year ended December 31, 2007	7.80190	7.80153

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company's financial instruments include cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, value-added taxes, short-term and long-term bank loans, and loans payable to related parties. The carrying amounts of financial instruments other than long-term obligations approximate fair value due to their short maturities. Long-term obligations approximate fair value based upon rates currently available for similar instruments.

Debt Issuance Costs

Certain costs associated with the issuance of debt instruments are capitalized and included in non-current assets on the consolidated balance sheet. These costs are amortized to interest expense over the terms of the related debt agreements on a straight-line basis. Amortization of deferred financing costs included in interest expense was $22,377 in 2007.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”, which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No.48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on our financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of this standard will have no impact on our financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which includes an amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, (“SFAS No. 115”), applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the Company’s consolidated financial statements for the annual reporting period beginning after November 15, 2007. The Company is currently evaluating the impact of this new pronouncement on its consolidated financial statements.

On December 4, 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our consolidated financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No.141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We have not yet determined the impact of the adoption of SFAS No. 141R on our consolidated financial statements and footnote disclosures.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	December 31,
	2007	2006

Accounts receivable	$21,990,170	$17,470,588

There was no allowance for a bad debt provision for all periods as the Company, since inception, has adopted the direct write-off method for bad debts. Given the Company’s positive collection experience, there have been no bad debt write-offs from inception to the date of this filing.

Accounts receivables from the customers have been factored to banks as collateral to bank loans to obtain working capital. The above customers, all publicly listed companies in Taiwan, have passed creditability investigation of the lending banks. According to the bank loan agreement, when the accounts receivables are factored, the banks will collect the payments when due, charge interest on amount paid, and return the balance to the Company.

The following details the accounts receivable factored as collaterals to the short-term bank loans:

	December 31,
	2007	2006
A/R FACTORING:
Delta Electronics International Ltd.	$185,675	$787,331
FSP Technology Inc	2,716,000	1,820,633
Hipro Overseas (BVI) Inc.	-	318,538
Chicony Electronics (Dongguan) Co., Ltd.	619,000	172,763
Chicony Electronics (Suzou) Co., Ltd.	113,000	-
Li Shin International Ent Corp.	1,535,896	-
The short term loans of A/R Factoring	$5,169,571	$3,099,265

NOTE 5 – INVENTORY

Inventory consists of the following:

	December 31,
	2007	2006

Raw materials	$2,090,579	$1,286,811
Work in process	1,584,957	997,941
Finished goods	3,715,971	3,255,277
	7,391,507	5,540,029
Less: Declines in inventory value	(116,565)	(102,077)
	$7,274,942	$5,437,952

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 6 – ADVANCES TO SUPPLIERS AND OTHER RECEIVABLES

Advances to suppliers and other receivables consist of the following:

	December 31,
	2007	2006
Prepaid expenses and other receivables	$104,514	$91,189

Advances to suppliers represent amounts prepaid for production to assure a continued supply of materials. The advances are applied against amounts due the supplier as the materials are shipped.

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,
	2007	2006
Equipment and machinery	$5,418,553	$4,033,464
Automobiles	52,789	49,381
Other equipment	178,660	72,523
Computer equipment	82,170	71,345
Molds	50,219	-
Office equipment	13,573	12,696
Electronic equipment	350,951	169,051
Leasehold improvements	500,641	396,953
	6,647,556	4,805,413
Less: Accumulated depreciation	(1,442,408)	(766,281)
	$5,205,148	$4,039,132

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 8 – BANK LOANS

As of December 31, 2007, the Company had several outstanding bank loans which were used primarily for general working capital purposes. These are recurring loans which carry annual interest rates of 5.5% ~7.5% with maturity dates of 6 months. These loans are secured by the Company’s bank deposit. All bank credit facilities are created under Account Receivables Factoring with collectable authority from the customers or the Company. Those bank credit lines are rollover within one-year terms..

The outstanding bank loans are as below table:

	December 31,
	2007	2006
Short term loans

A/R Factoring
Far Eastern International Bank	$185,675	$787,331
Taipei Fubon Bank Hong Kong Branch	3,448,000	2,311,934
En Tie Commercial Bank	1,535,896	-
A/R Factoring Total:	5,169,571	3,099,265

L/C loans
Taipei Fubon Bank Hong Kong Branch	486,500	-
The Hongkong and Shanghai Banking Corporation Ltd. Mong Kok Branch	4,996,467	-
L/C loans Total:	5,482,967	-
Primary Capital, LLC	2,250,000	-
	$12,902,538	$3,099,265

NOTE 9–CAPITAL LEASE PAYABLE

	December 31,
	2007	2006

Chialease International Finance Corporation (ShenZhen Office)
Capital lease payable	$405,525	$-
Less: Current portion	(179,305)	-
Capital lease-long term portion	$226,220	$-

Effective interest rate 14.70286%

36-month repayment from February 2007 to January 2010.

The capital lease has been arranged from Chailease International Finance Corporation in Jan 2007. The principal value is RMB 4,000,000 at inception and is to be repaid in 36 months from February 2007 to January 2010. The effective interest rate is 14.7% per annum. The balance of discount was $142,863 and the balance principal was $405,525 as at December 31, 2007.

NOTE 10 – STATUTORY RESERVES

As stipulated by the relevant laws and regulations for enterprises operating in PRC, the subsidiaries of the Company are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the subsidiaries of the Company are required to allocate 10% their profits after taxes, as determined in accordance with the PRC accounting standards applicable to the subsidiaries of the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the subsidiaries of the Company. The date the PRC subsidiaries have not allocated any statement reserves.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company and its subsidiaries have entered into several tenancy agreements for the lease of factory premises and staff quarters. The Company’s commitment for minimum lease payments under these non-cancelable operating leases for the next five years and thereafter are as follows as follows:

Year Ending December 31,
2008	$232,101
2009	243,706
2010 and thereafter	304,632
$780,439

Social insurance for employees

According to the prevailing laws and regulations of the PRC, the Company and its subsidiaries are required to cover their employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurances, and has paid the social insurances for the Company’s employees who have completed three months’ continuous employment with the Company. The three month period is a probation period after which the employee becomes part of permanent staff.

The initial determination of whether an employee is entitled to coverage is made by the Company, based on the statutory provisions for included employees. The employees have a right to appeal the Company’s decision not to provide the coverage, and, if an employee exercises this right and files a complaint against the Company and prevails, the Company may be required to pay for the insurance retroactively and pay an administrative fine. The Company believes that it is in compliance with applicable law and that any liability which it may incur will not be material.

Principal Customer

A significant percentage of the Company’s business is generated from one customer. The following table sets forth information as to the revenue derived from this customer that accounted for more than 10% of our revenue in for the years ended December 31, 2007 and 2006 (dollars in thousands).

	Year Ended December 31,
	2007		2006
Customer	Dollars	Percent	Dollars	Percent

Lite-on	28,126	50%	24,050	57%

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 12 – INCOME TAXES

The Company is registered in the Samoa and wholly owns its four subsidiaries in PRC. The Company has no any tax issue in Samoa.

The subsidiary, S.J. Electronics (Gongming Loutsun Shenzhen) Co., Ltd., is registered as an assembling factory which is no income tax obligation according to the Income tax regulation of PRC.

The other four subsidiaries owned by the Company are under the tax laws of PRC, those Subsidiaries are entitled to a preferential Enterprise Income Tax (“EIT”) rate of 15%, which a full exemption for the first two profitable years, followed by a 50% reduction on EIT for the following three consecutive years.

As a result of the above tax exemptions, there were no income taxes payable for the Company for at December 31, 2007 and 2006. Under current law, the Company is entitled to a 50% tax exemption for the following three years.

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

NOTE 13 – SEGMENT INFORMATION

SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information”, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Group believes that it operates in one business segment (research, development, production, marketing and sales of electronic products) and in one geographical segment (China), as all of the Company’s current operations are carried out in China.

NOTE 14 – OPERATING RISK

Country risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 15- RELATED PARTY TRANSACTIONS

Name and relationship of related parties

	Company Name	Relationship

As at Dec 31, 2006	S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd.	Same chairman as Shing Mei
	Guangxi Hezhou XU JUN Electronics Co., Ltd.	Same chairman as Shing Mei
	Xujun Electronic (Ganzhou) Co., Ltd	Same chairman as Shing Mei
	S.J. Electronics Technology (Shenzhen) Co., Ltd.	Same chairman as Shing Mei
	TechPower-Semi Enterprise Co., Ltd. (1)	Same chairman as Shing Mei
	S.J. International Pte., Ltd. (2)	Same chairman as Shing Mei
	S.J. Electronics Ltd. (3)	Same chairman as Shing Mei
	All Safe Cable Co., Ltd.	Same chairman as Shing Mei

As at Dec 31, 2007	S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd.	Same chairman as Shing Mei
	Guangxi Hezhou XU JUN Electronics Co., Ltd.	Same chairman as Shing Mei
	Xujun Electronic (Ganzhou) Co., Ltd	Same chairman as Shing Mei
	S.J. Electronics Technology (Shenzhen) Co., Ltd.	Same chairman as Shing Mei
	FuChuan Xujun Science and Technology Elec. Co., Ltd.	Same chairman as Shing Mei
	TechPower-Semi Enterprise Co., Ltd. (1)	Same chairman as Shing Mei
	S.J. International Pte., Ltd. (2)	Same chairman as Shing Mei
	S.J. Electronics Ltd. (3)	Same chairman as Shing Mei
	All Safe Cable Co., Ltd.	Same chairman as Shing Mei

 Significant transactions with related parties:

(1) During 2007 and 2006 Shing Mei had sales of $3,224,998 and $0, respectively to this affiliate. The affiliate then reinvoiced the sale for the same amount to the end customer.

(2) During 2007 and 2006 Shing Mei had sales of $2,422,370 and $503,022, respectively to this affiliate. The affiliate then reinvoiced the sale for the same amount to the end customer.

(3) During 2007 and 2006 Shing Mei had sales of $29,156,626 and $28,829,427, respectively to this affiliate. The affiliate then reinvoiced the sale for the same amount to the end customer.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 15- RELATED PARTY TRANSACTIONS (continued)

Due from related parties

	December 31,
	2007	2006

Techpower-Semi Enterprise PTE Ltd.	$-	$214,63

Due to related parties

	December 31,
	2007	2006
	(restated)	(restated)

SJ Electronics Ltd (Taipei)	$4,566,081	$2,526,330
Peter Chang-Officer/Shareholder	12,339	-
	$4,578,420	$2,526,330

Purchases

	December 31,
	2007	2006

All Safe Cable Co., Ltd.	$20,971,223	$14,976,661

For 2007, All Safe Cable Co., Ltd agreed to rebate 5% plus and additional 2.5% of purchase back to the Company. For the years ended December 31, 2007 this amounted to a reduction in purchases of $1,700,369.

The above related party transactions are not necessarily indicative of the transactions that would have been entered into had comparable transactions been entered into with independent parties.

Dividends Paid

As a result of the above noted sales and purchases with affiliates, during 2006 and 2005 the shareholder contributed amounts due for purchases from All Safe Cable Co., Ltd. to Additional Paid in Capital of approximately $ 7,225,000 which left the affiliated companies with an amount due the Company for collecting the Company’s accounts receivable of $8,309,269. On December 31, 2007, Shing Mei distributed these accounts receivable to its sole shareholder as a dividend of $8,309,269.

NOTE 16- BRIDGE LOAN

In December, 2007 Shing Mei borrowed $2,250,000 by issuing a $2,250,000 face value convertible note due March 31, 2008 with a 10% interest rate. The note is convertible into the common stock of Shing Mei at a price of $0.50 per share. As part of the financing Shing Mei issued the lender 2,250,000 five year warrants to purchase the common stock of Shing Mei for $1.00 per share. The note is secured by 100% of the Company stock owned by Shing Mei’s management. Additionally, the Company paid a fee of $207,500 fo rthe debt issuance. The debt issuance expense is being amortized over the life of the loan. A balance of $185,183 remaining at December 31, 2007. $22,377 was charged to interest expense in 2007.

As part of a Securities Exchange Agreement in February,2008, Acheron issued 4,567,500 shares of its common stock and five year warrants to purchase 2,250,000 shares at $1.00 per share to a number of accredited investors who previously had provided bridge financing to Shing Mei. These issuances were made in exchange for promissory notes evidencing debt obligations by Shing Mei and warrants to purchase Shing Mei shares.

Acheron, Inc.
Notes to Consolidated Financial Statements
December 31, 2007

NOTE 17- INVESTMENT ADVISORY AGREEMENT

In November 2007, the Company entered into an investment advisory agreement whereby the Company has agreed to pay the advisor a fee of $175,000 annually beginning January, 2008. Additionally, at the closing of a reverse merger and PIPE transaction the advisor and shell shareholders will own a combined 10% of the reorganized public company. The investment advisory fee is payable from the proceeds of a future financing.

NOTE 18- SUBSEQUENT EVENTS

Capital restructure - On January 21, 2008, the Board of Directors approved a resolution to reduce the Authorized Common from 100,000,000 to 40,000,000 shares.  As a result of this restructure the outstanding common shares will be reverse split on a 1 for 2.5 basis.  The financial statements have been restated to reflect the reverse split.

SJ ELECTRONICS, INC.
(FORMERLY ACHERON, INC.)

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2008

SJ ELECTRONICS, INC.
(FORMERLY ACHERON, INC.)

INDEX

PAGE

CONDENSED CONSOLIDATED BALANCE SHEET	F-24

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	F-25

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	F-26

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS	F-27-F-39

SJ ELECTRONICS, INC.
(FORMERLY ACHERON, INC.)
CONDENSED CONSOLIDATED BALANCE SHEET
(In US Dollars)

March 31,
2008
(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$697,907
Accounts receivable, net	20,801,201
Inventories	8,690,973
Due from related parties	682,508
Prepaid expenses and other receivables	3,118,327
Total Current Assets	33,990,916

Property, plant and equipment, net	5,258,012
Total Assets	$39,248,928

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$13,148,406
Short-term loans	18,190,808
Wages payable	990,702
Capital lease payable	193,459
Interest payable	24,541
Due to related parties	243,201
Convertible debt, net of debt discount of $434,281	-
Warrant liability	107,275
Common stock to be issued	327,006
Total Current Liabilities	33,225,398
Capital lease payable	184,275
Total Liabilities	33,409,673

Stockholder's Equity
Preferred stock ($0.001 par value,
5,000,000 shares authorizd, Nil issued and outstanding)	-
Common stock ($0.001 par value,40,000,000 shares authorizd, 21,984,215 and 8,560,000 issued and outstanding as of March 31, 2008	21,984
Additional Paid-in Capital	6,250,920
Retained earnings-Restricted	(839,664)
Retained earnings-Unrestricted	-
Accumulated other comprehensive income	406,015
Total Stockholder's Equity	5,839,255

Total Liabilities and Stockholder's Equity	$39,248,928

The accompanying notes are an integral part of these condensed consolidated financial statements.

SJ ELECTRONICS, INC.
(FORMERLY ACHERON, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In US Dollars)

	For The Three Months Ended
	March 31,
	2008	2007
	(Unaudited)	(Unaudited)

Sales	$12,961,563	$10,838,325
Cost of goods sold	(11,306,485)	(9,955,843)
Gross Profit	1,655,078	882,482
Operating Expenses:
Selling expenses	256,935	290,551
General and administrative	1,968,875	237,955
(Gain) on Disposal of Assets	25,856	(177,706)
Total operating costs and expenses	2,251,666	350,800
Income (Loss) From Operations	(596,588)	531,682
Interest income (expenses)-net	(367,234)	(99,986)
Other income (expenses )-net	124,158	231,231

Income (loss) Before Income Taxes	(839,664)	662,927
Provision for Income taxes	-	-
Net income (loss)	(839,664)	662,927

Other Comprehensive Income:
Foreign currency translation adjustment	487,632	(18,677)

Comprehensive income (loss)	$(352,032)	$644,250

Net income (loss) per share
Basic	$(0.06)	$0.08
Diluted	$(0.05)	$0.08

Weighted average shares outstanding
Basic	14,462,122	8,560,000
Diluted	16,123,661	8,560,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

SJ ELECTRONICS, INC.
(FORMERLY ACHERON, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In US Dollars)

	For The Three Months Ended
	March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Operating activities
Net Income (loss)	$(839,664)	$662,927
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	184,265	179,954
Loss (gain) on Disposal of Assets	(25,856)	177,706
Amortization of stock issued for consulting services	457,185	-
Changes in operating assets and liabilities:
Accounts receivable, net	1,188,969	(427,204)
Prepaid expenses and other receivables	(2,828,690)	(19,044)
Security deposit	114,703	-
Inventory	(1,390,174)	(1,717,327)
Wages payable	319,692	(90,731)
Accounts payable and accrued liabilities	(417,612)	27,239
Net cash used in operating activities	(3,237,182)	(1,206,480)
Investing activities
Property, plant and equipment additions	(23,644)	(981,867)
Net cash used in investing activities	(23,644)	(981,867)
Financing activities
Due from related parties	(682,508)	214,632
Due to related parties	(3,955,722)	446,705
Short term loans	7,538,270	1,757,562
Long-term Loans Payable	(27,791)	494,310
Net cash provided by financing activities	2,872,249	2,913,209

Effect of exchange rate changes on cash and cash equivalents	274,211	(261,494)

Increase (decrease) in cash and cash equivalents	(114,367)	463,367

Cash and cash equivalents, beginning of period	812,274	464,693

Cash and cash equivalents, end of period	$697,907	$928,060

Supplemental Disclosures of Cash Flow Information:
Interest paid	$367,452	$100,162
Income taxes paid	$	$

Non-cash investing and financing activities
Common stock issued for conversion of short-term debt	$1,815,719	$-
Common stock issued for consulting services	$457,185	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Organization and Operations

SJ Electronics, Inc. (the “Company” or “SJ Electronics”) was originally formed in the State of Nevada on June 23, 1994 as Harvest E-xpress.  On May 1, 1997, it changed its name to HLS (USA), Inc. On April 13, 2006, it changed its name to Acheron, Inc. On March 20, 2008, the Company, once again, changed its name to SJ Electronics, Inc.

Originally, SJ Electronics’s business was grain cutting and custom machine hire.  It did not succeed in its business and it began seeking another opportunity.  In 1997, SJ Electronics purchased HLS Corporation Unlimited to pursue the business of HLS whose asset consisted of securities representing approximately a 46% indirect interest in Henan Xinfei Co. Ltd., a Sino-foreign equity joint venture engaged in the manufacture and sale of refrigerators and freezers in China.  The terms of the acquisition were never met and in August 1999, it completed the unwinding of the transaction with HLS and SJ Electronics has been inactive since that time.

On February 13, 2008, SJ Electronics entered into and completed the transactions contemplated under a Securities Exchange Agreement (the “Exchange Agreement”) with the shareholder (the “Shareholder”) of Shing Mei Enterprises Ltd. (“Shing Mei”), a corporation organized under the laws of Samoa, pursuant to which the SJ Electronics purchased from the Shareholder all issued and outstanding shares of Shing Mei’s common stock in consideration for the issuance of 15,000,000 shares of common stock of the Company, (the "Share Exchange").

Prior to the closing of the Share Exchange, the Company has 21,400,000 shares of common stock issued and outstanding. The Company effected a 2 for 5 reverse split on its outstanding common stock, which left the Company with 8,560,000 shares of common stock outstanding. Immediately after the reverse split, the Company also retired 8,102,944 shares of post-split common stock, which resulted in 457,056 shares of common stock outstanding at the closing of the Share Exchange. Consequently, the Board of Directors also approved a resolution to reduce the Authorized Common from 100,000,000 to 40,000,000 shares.

As part of a Securities Exchange Agreement, SJ Electronics agreed to issue 4,567,500 shares of its common stock and five year warrants to purchase 2,250,000 shares at $1.00 per share to a number of accredited investors who previously had provided bridge financing to Shing Mei. These issuances were made in exchange for promissory notes evidencing debt obligations by Shing Mei and warrants to purchase Shing Mei shares. In addition, SJ Electronics also issued a total of 1,828,222 SJ Electronics shares and warrants to purchase 450,000 shares of SJ Electronics common stock to the placement agent for a bridge financing that was recently completed by the Company and for other investment banking services. In conjunction with the Share Exchange, SJ Electronics also issued into escrow for the benefit of one of Shing Mei’s executive officers, 1,000,000 shares that will be released to that individual upon the Company meeting certain earnings and other milestones.

The Share Exchange resulted in a change in control of SJ Electronics as the Shareholder of Shing Mei became the majority shareholder of the Company, owning approximately 68% of the total shares issued and outstanding.  Also, the Shareholder was elected a director of the Company (as well as certain of Shareholder’s nominees, subject to the Company’s disclosure obligations under the Securities Exchange Act of 1934, as amended) and appointed as its executive officer.  As a result of the Exchange Agreement, (i) Shing Mei became a wholly-owned subsidiary of SJ Electronics and (ii) SJ Electronics succeeded to the business of Shing Mei as its sole business. On March 20, 2008, the Board of Directors also approved a resolution to change the Company’s name to SJ Electronics, Inc. This name change became effective on March 26, 2008 upon filing of the Articles of Merger reflecting the change with the Secretary of State of the State of Nevada. Concurrently with the resolution to change the name of the Company, the Board of Directors also approved a resolution to increase the Authorized Common Stock from 40,000,000 to 100,000,000 shares which effectiveness is subject to the Company’s disclosure obligations under the Securities Exchange Act of 1934, as amended, and to the filing of a certificate of change with the Secretary of State of the State of Nevada

For accounting purpose, the transaction has been accounted for as a reverse acquisition under the purchase method. Accordingly, Shing Mei and its subsidiaries are treated as the continuing entity for accounting purposes.

Shing Mei Enterprises Ltd. (“ShingMei”) was incorporated in SAMOA in August of 2003 with a registered capital of $4,000,000.

In October 2004, ShingMei acquired 100% ownership of S.J. Electronics (Gongming loutsun Shenzhen) Co., Ltd., located in the City of Shenzhen in the Peoples Republic of China (“PRC”).

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS (continued)

In November 2005, ShingMei established its own 100% subsidiary, Xujun Electronic (Ganzhou) Co., Ltd, located in the city of Quannan of Jiangxi Province in PRC.

In January 2006, ShingMei established its own 100% subsidiary, Guangxi Hezhou Xujun Electronics Co., Ltd. located in the city of Hezhou of Guangxi Province in PRC.

In August 2006, ShingMei established its own 100% subsidiary, S.J. Electronics Technology (Shenzhen) Co., Ltd. located in the city of Shenzhen of Guangdong Province in PRC.

In August 2007, ShingMei established its own 100% subsidiary, FuChuan Xujun science and Technology Electronics Co., Ltd. located in the city of FuChuan of Guangxi Province in PRC.

ShingMei owns 100% equity interest on its five subsidiaries (collectively referenced throughout as the “Company”) as of March 31, 2008, located in Shenzhen of Guangdong Province, Jiangxi Province and Guangxi Province in PRC individually.

The Company’s primary business activities are the manufacture of electronic cable products and assembling on wire harness by its five subsidiaries in PRC, and sales of overseas by the Company.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2008 and 2007 are not necessarily indicative of the results that may be expected for the full years. The information included in this Form 10-Q should be read in conjunction with Management’s Discussion and Analysis and the financial statements and notes to thereto included in the Company’s Form 8-K filing on February 14, 2008.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the opinion of the management, the consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present them in conformity with US GAAP.

Principles of Consolidation

The consolidated financial statements include the accounts of the ShingMei and its subsidiaries. Significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase. Banks and other financial institutions in PRC do not provide insurance for funds held on deposit.

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

 Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. The Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. The Management’s judgment and assessment on customers credit is severely to approve. The Company does not have any bad debt allowance as at March 31,2008 and 2007.

Inventories

Inventories, which are primarily comprised of raw materials, work-in-process goods, packaging materials, and finished goods, are stated at the lower of cost or net realizable value, using the first-in, first-out (“FIFO”) method. Cost is determined on the basis of a moving average. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 0% salvage value of original cost, over the estimated useful lives of the assets as follows:

Molds	2 years
Machinery and equipment	5-10 years
Electronic equipment	5-10 years
Computer equipment	5-10 years
Office equipment	5-10 years
Automobile	5-10 years
Leasehold improvement	5-10 years
Other equipment	5-10 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.

Impairment of Long-Lived Assets

The Company evaluates potential impairment of long-lived assets, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which requires the Company to (a) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset. The Company believes that long-lived assets in the accompanying balance sheets are appropriately valued as at March 31, 2008 and 2007.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have been transferred pursuant to PRC law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectibility is reasonably assured. The Company generally recognizes revenue when its products are shipped.

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive Income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Concentration of Credit Risk

The Company maintains cash balances at various financial institutions in PRC which do not provide insurance for amounts on deposit.

The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area. The Company mitigates this risk by spreading its deposits over 20 banks.

The Company operates principally in PRC and grants credit to its customers. Although the PRC is economically stable, it is always possible that unanticipated events both domestically and in foreign countries could disrupt either the Company’s operations or those of its customers.

Foreign Currency Translation

The functional currency of ShingMei is Hong Kong Dollar (“HKD”). The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

However, the functional currency of all four subsidiaries of the Company is the Renminbi (“RMB”), the PRC’s currency. Those Subsidiaries maintain their financial statements using their own functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of ShingMei, which are prepared in HKD, are translated into the Company’s reporting currency, United States Dollars (“USD”). All the financial statements of its four subsidiaries, which are prepared in RMB, are translated into the Company’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) as a component of stockholders’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period Covered	Balance Sheet Date Rates	Average Rates
Three months ended March 31, 2007	7.72950	7.75180
Three months ended March 31, 2008	7.01200	7.1622

The exchange rates used for foreign currency translation were as follows (USD$1 = HKD):

Period Covered	Balance Sheet Date Rates	Average Rates
Three months ended March 31, 2007	7.81270	7.81350
Three months ended March 31, 2008	7.78190	7.79433

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company's financial instruments include cash equivalents, accounts receivable, other receivables, accounts payable, accrued expenses, value-added taxes, short-term and long-term bank loans, and loans payable to related parties. The carrying amounts of financial instruments other than long-term obligations approximate fair value due to their short maturities. Long-term obligations approximate fair value based upon rates currently available for similar instruments.

Debt Issuance Costs

Certain costs associated with the issuance of debt instruments are capitalized and included in non-current assets on the consolidated balance sheet. These costs are amortized to interest expense over the terms of the related debt agreements on a straight-line basis. Amortization of deferred financing costs included in interest expense was $185,183 for the three months ended March 31, 2008.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”, which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No.48 are effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation had no impact on our financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, which establishes a framework for reporting fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of this standard will have no impact on our financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which includes an amendment of FASB Statement No. 115, (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, (“SFAS No. 115”), applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective for the
Company’s consolidated financial statements for the annual reporting period beginning after November 15, 2007. The Company is currently evaluating the impact of this new pronouncement on its consolidated financial statements.

On December 4, 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, Noncontrolling interest in Consolidated Financial Statements (SFAS No. 160). SFAS No. 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and expands disclosures in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. We have not yet determined the impact of the adoption of SFAS No. 160 on our consolidated financial statements and footnote disclosures.

On December 4, 2007, the FASB issued SFAS No.141R, Business Combinations (SFAS No. 141R). SFAS No. 141R requires the acquiring entity in a business combination to recognize all the assets acquired and liabilities assumed, establishes the acquisition date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to expand disclosures about the nature and financial effect of the business combination. SFAS No. 141R is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We have not yet determined the impact of the adoption of SFAS No. 141R on our consolidated financial statements and footnote disclosures.

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

March 31,
2008
Accounts receivable	$20,801,201

There was no allowance for a bad debt provision for all periods as the Company, since inception, has a positive collection experience. No allowance is considered necessary.

Accounts receivables from the customers have been factored to banks as collateral to bank loans to obtain working capital. The above customers, all publicly listed companies in Taiwan, have passed creditability investigation of the lending banks. According to the bank loan agreement, when the accounts receivables are factored, the banks will collect the payments when due, charge interest on amount paid, and return the balance to the Company.

The following details the accounts receivable factored as collaterals to the short-term bank loans:

March 31,
2008
A/R FACTORY:
Delta Electronics International Ltd.	$1,316,652
FSP Technology Inc	1,974,600
Canon Group.	73,065
Lite-On Technology Corp.	2,957,085
Yet Foundate Ltd	1,002,757
Lite-On Overseas Trading Co., Ltd.	284,454
Chicony Electronics (Dongguan) Co., Ltd.	473,622
Chicony Electronics (Suzou) Co., Ltd.	165,448
Li Shin International Ent Corp.	1,160,000
The short term loans of A/R Factory TOTAL:	$9,407,683

NOTE 4 - INVENTORY

Inventory consists of the following:

March 31,
2008
Raw materials	$2,432,817
Work in process	2,494,902
Finished goods	3,881,671
subtotal	$8,809,390
less:declines in inventory value	(118,417)
Inventory total	$8,690,973

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 5 - ADVANCES TO SUPPLIERS AND OTHER RECEIVABLES

Advances to suppliers and other receivables consist of the following:

March 31,
2008
Prepaid expenses and other receivables	$3,118,327

Advances to suppliers represent amounts prepaid for production to assure a continued supply of materials. The advances are applied against amounts due the supplier as the materials are shipped.

NOTE 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

March 31,
2008
Equipment & Machinery	$5,446,886
Automobiles	60,331
Other Equipment	86,755
Computer Equipment -	85,475
Molds	299,909
Office Equipment	14,119
Electronic Equipment	415,723
Leasehold Improvements	529,439
Fixed Assets	$6,938,637
Accumulated Depreciation	(1,680,625)
Total Fixed Assets - Net	$5,258,012

NOTE 7 - BANK LOANS

As of March 31, 2008, the Company had several outstanding bank loans which were used primarily for general working capital purposes. These are recurring loans which carry annual interest rates of 5.5% ~7.5% with maturity dates of 6 months. These loans are secured by the Company’s bank deposit. All bank credit facilities are created under Account Receivables Factoring with collectable authority from the customers or the Company. Those bank credit lines are rollover within one-year terms..

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 7 - BANK LOANS (Continued)

The outstanding bank loans are as below table:

March 31,
2008
Short term loans
A/R Factoring
Taipei Fubon Bank Hong Kong Branch	$2,613,670
The Hongkong and Shanghai Banking Corporation Ltd. Mong Kok Branch	5,634,013
En Tie Commercial Bank	1,160,000
A/R Factoring Total:	$9,407,683
Export loans
The Hongkong and Shanghai Banking Corporation Ltd. Mong Kok Branch	$542,950
L/C loans
Taipei Fubon Bank Hong Kong Branch	$168,795
The Hongkong and Shanghai Banking Corporation Ltd. Mong Kok Branch	8,071,380
L/C loans Total:	$8,240,175
Short term loans TOTAL:	$18,190,808

NOTE 8-CAPITAL LEASE PAYABLE

March 31,
2008
Chailease Internaitonal Finance Corporation (ShenZhen Office)
Capital lease payable	$377,734
Less:Current portion	(193,459)
Capital lease - long term portion	$184,275
Interest rate range	14.70286%

The capital lease has been arranged from Chailease International Finance Corporation in Jan 2007. The principal value is RMB 4,000,000 at inception and is to be repaid in 36 months from February 2007 to January 2010. The effective interest rate is 14.7% per annum. The balance of discount was $192,689 and the balance principal was $377,680 as at March 31, 2008.

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 9- CONVERTIBLE DEBENTURE

In December, 2007, Shing Mei borrowed $2,250,000 by issuing a $2,250,000 face value convertible note due March 31, 2008 with a 10% interest rate. The note is convertible into the common stock of Shing Mei at a price of $0.50 per share. As part of the financing Shing Mei issued the lender 2,250,000 five year warrants to purchase the common stock of Shing Mei for $1.00 per share. The note is secured by 100% of the Company stock owned by Shing Mei’s management.

On March 13, 2008, the Note was partially converted into a total of 3,698,937 shares of the Company’s common stock. As of March 31, 2008, the balance of the Note was $434,281, which consists of warrant liability of $107,275 and liability of stock to be issued of $327,006.

Additionally, the Company paid a fee of $207,500 for the debt issuance. The debt issuance expense is being amortized over the life of the loan. $22,377 was charged to interest expense at December 31, 2007. $185,183 was charged to interest expense at March 31, 2008.

Note 10 - STOCKHOLDERS’ EQUITY

A. Issuance of Common Stock

Prior to the closing of the Share Exchange, the Company has 21,400,000 shares of common stock issued and outstanding. The Company effected a 2 for 5 reverse split on its outstanding common stock, which left the Company with 8,560,000 shares of common stock outstanding. Immediately after the reverse split, the Company also retired 8,102,944 shares of post-split common stock, which resulted in 457,056 shares of common stock outstanding at the closing of the Share Exchange.

As a part of the Securities Exchange Agreement, SJ Electronics agreed to issue 4,567,500 shares of its common stock and five year warrants to purchase 2,250,000 shares at $1.00 per share to a number of accredited investors, in exchange for promissory notes of $2,250,000 (Note 9), evidencing debt obligations by Shing Mei and warrants to purchase Shing Mei shares. As of March 31, 2008, the Company issued a total of 3,698,937 upon conversion of $1,815,719 promissory note.

In addition, SJ Electronics also issued a total of 1,828,222 SJ Electronics shares and warrants to purchase 450,000 shares of SJ Electronics common stock to the placement agent for a bridge financing that was recently completed by the Company and for other investment banking services.

In conjunction with the Share Exchange, SJ Electronics also issued into escrow for the benefit of one of Shing Mei’s executive officers, 1,000,000 shares that will be released to that individual upon the Company meeting certain earnings and other milestones.

As of March 31, 2008, there were 21,984,215 shares of common stock issued and outstanding and no preferred stock.

B. Warrants

On February 14, 2008, upon the execution of the Share Exchange Agreement, the Company issued to the investors and placement agents (i) 2,250,000 five-year warrants to purchase 2,250,000 shares of the Company’s common stock at $1.00, and (ii)450,000 five-year warrants to purchase 900,000 shares of the Company’s common stock at $0.50 per share. All warrants do not contain a cashless exercise provision. Accordingly, in accordance with EITF 00-19, the warrants are classified as equity.

The fair value of the warrants was calculated using the Black-Scholes options pricing model using the following assumptions: Volatility 100%, risk free interest rate of 3.85%, and expected term of 5 years.

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

Note 10 - STOCKHOLDERS’ EQUITY (Continued)

Following is a summary of the status of warrants outstanding as of March 31, 2008:

Oustanding Warrants
Exercise Price	Number	Average Remaining Life
$ 1.00	2,250,000	4.75 years

$ 0.50	450,000	4.75 years
	2,700,000

NOTE 11 - STATUTORY RESERVES

As stipulated by the relevant laws and regulations for enterprises operating in PRC, the subsidiaries of the Company are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the subsidiaries of the Company are required to allocate 10% their profits after taxes, as determined in accordance with the PRC accounting standards applicable to the subsidiaries of the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the subsidiaries of the Company. So far the PRC subsidiaries have not allocated any statement reserves.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company and its subsidiaries have entered into several tenancy agreements for the lease of factory premises and staff quarters. The Company’s commitment for minimum lease payments under these non-cancelable operating leases for the next five years and thereafter are as follows as follows:

Year Ending December 31,
2008	$232,101
2009	243,706
2010 and thereafter	304,632
$780,439

Social insurance for employees

According to the prevailing laws and regulations of the PRC, the Company and its subsidiaries are required to cover their employees with medical, retirement and unemployment insurance programs. Management believes that due to the transient nature of its employees, the Company does not need to provide all employees with such social insurances, and has paid the social insurances for the Company’s employees who have completed three months’ continuous employment with the Company. The three month period is a probation period after which the employee becomes part of permanent staff.

The initial determination of whether an employee is entitled to coverage is made by the Company, based on the statutory provisions for included employees. The employees have a right to appeal the Company’s decision not to provide the coverage, and, if an employee exercises this right and files a complaint against the Company and prevails, the Company may be required to pay for the insurance retroactively and pay an administrative fine. The Company believes that it is in compliance with applicable law and that any liability which it may incur will not be material.

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 12 - COMMITMENTS AND CONTINGENCIES (Continued)

Principal Customer

A significant percentage of the Company’s business is generated from one customer. The following table sets forth information as to the revenue derived from this customer that accounted for more than 10% of our revenue in for the years ended March 31, 2008 and 2007 (dollars in thousands).

	March 31,
	2008
	Dollars	Psercent
Lite-on Groups	7,325	57%

NOTE 13 - INCOME TAXES

The Company is registered in the Samoa and wholly owns its five Subsidiaries in PRC.

The Subsidiary, S.J. Electronics (Gongming Loutsun Shenzhen) Co., Ltd., is registered as an assembling factory which has no income tax obligation according to the Income tax regulation of PRC.

The other four subsidiaries owned by the Company are under the tax laws of PRC, those Subsidiaries are entitled to a preferential Enterprise Income Tax (“EIT”) rate of 15%, which a full exemption for the first two profitable years, followed by a 50% reduction on EIT for the following three consecutive years.

As a result of the above tax exemptions, there were no income taxes payable for the Company for at December 31, 2007 and 2006. Under current law, the Company is entitled to a 50% tax exemption for the following three years.

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

NOTE 14 - SEGMENT INFORMATION

SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information”, requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Group believes that it operates in one business segment (research, development, production, marketing and sales of electronic products) and in one geographical segment (China), as all of the Company’s current operations are carried out in China.

NOTE 15 - OPERATING RISK

Country risk

The Company has significant investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 16- RELATED PARTY TRANSACTIONS

Name and relationship of related parties

	Company Name	Relationship
As at Dec 31, 2007	S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd.	Same chairman as Shing Mei
	Guangxi Hezhou XU JUN Electronics Co., Ltd.	Same chairman as Shing Mei
	Xujun Electronic (Ganzhou) Co., Ltd	Same chairman as Shing Mei
	S.J. Electronics Technology (Shenzhen) Co., Ltd.	Same chairman as Shing Mei
	TechPower-Semi Enterprise Co., Ltd.	Same chairman as Shing Mei
	S.J. International Pte., Ltd.	Same chairman as Shing Mei
	S.J. Electronics Ltd.	Same chairman as Shing Mei
	FuChuan Xujun Science and Technology Elec. Co., Ltd.	Same chairman as Shing Mei

As at March 31, 2008	S.J. Electronics (Gongming loutsun Shenzhen ) Co., Ltd.	Same chairman as Shing Mei
	Guangxi Hezhou XU JUN Electronics Co., Ltd.	Same chairman as Shing Mei
	Xujun Electronic (Ganzhou) Co., Ltd	Same chairman as Shing Mei
	S.J. Electronics Technology (Shenzhen) Co., Ltd.	Same chairman as Shing Mei
	FuChuan Xujun Science and Technology Elec. Co., Ltd.	Same chairman as Shing Mei
	TechPower-Semi Enterprise Co., Ltd.	Same chairman as Shing Mei
	S.J. International Pte., Ltd.	Same chairman as Shing Mei
	S.J. Electronics Ltd.	Same chairman as Shing Mei

Due from related parties

March 31,
2008
S.J. electronics Ltd.(Taipei)	$682,508
Due from related parties Total:	$682,508

Due to related parties

March 31,
2008
S.J. electronics Ltd.(Taipei)
Shareholder	$243,201
Due to related parties Total	$243,201

SJ Electronics, Inc.
(Formerly Acheron, Inc.)
Notes to Condensed Consolidated Financial Statements
March 31, 2008

NOTE 17- INVESTMENT ADVISORY AGREEMENT

In November 2007, the Company entered into an investment advisory agreement whereby the Company has agreed to pay the advisor a fee of $175,000 annually beginning January, 2008. Additionally, at the closing of a reverse merger and PIPE transaction the advisor and shell shareholders will own a combined 10% of the reorganized public company. The investment advisory fee is payable from the proceeds of a future financing.